                                                                  Exhibit (p)(r)

                                                         Effective April 1, 2002













                                 CODE OF ETHICS






                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                 CODE OF ETHICS

                                       OF

                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES

                                TABLE OF CONTENTS


                                                                                                               Page

GENERAL POLICY STATEMENT .......................................................................................1-1
       Purpose and Scope of Code of Ethics .....................................................................1-1
       Entities and Individuals Subject to this Code ...........................................................1-1
       Status as a Fiduciary ...................................................................................1-2
       What the Code Does Not Cover ............................................................................1-2
       Compliance with the Code ................................................................................1-2
       Questions Regarding the Code ............................................................................1-3
STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL ..........................................................2-1
       Allocation of Client Brokerage ..........................................................................2-1
       Annual Verification of Compliance .......................................................................2-1
       Antitrust ..........................................................................................2-1; 7-1
       Compliance with Copyright Laws .....................................................................2-1; 5-1
       Computer Security ..................................................................................2-1; 6-1
       Conflicts of Interest ...................................................................................2-1
             Relationships with Profitmaking Enterprises .......................................................2-1
             Service with Nonprofitmaking Enterprises ..........................................................2-2
             Relationships with Financial Service Firms ........................................................2-2
             Existing Relationships with Potential Vendors .....................................................2-3
             Investment Clubs ..................................................................................2-3
       Confidentiality .........................................................................................2-3
             Internal Operating Procedures and Planning ........................................................2-3
             Clients, Fund Shareholders, and TRP Brokerage Customers ...........................................2-4
             Investment Advice .................................................................................2-4
             Investment Research ...............................................................................2-4

             Understanding as to Clients' Accounts and Company Records
               at Time of Termination of Association ...........................................................2-5

       Employment of Former Government Employees ...............................................................2-5
       Employment Practices ....................................................................................2-5
             Equal Opportunity .................................................................................2-5
             Harassment ........................................................................................2-6
             Drug and Alcohol Abuse ............................................................................2-6
       Past and Current Litigation .............................................................................2-6
       Financial Reporting .....................................................................................2-6
       Health and Safety in the Workplace ......................................................................2-7
       Illegal Payments ........................................................................................2-7
       Marketing and Sales Activities ..........................................................................2-7
       Policy Regarding Acceptance and Giving of Gifts and Gratuities ..........................................2-7
             Receipt of Gifts ..................................................................................2-7
             Giving of Gifts ...................................................................................2-8
             Additional Requirements for the Giving of Gifts in Connection
               with the Broker/Dealer ..........................................................................2-8
             Entertainment .....................................................................................2-9
       Research Trips .........................................................................................2-10
       Other Payments from Brokers, Portfolio Companies, and Vendors ..........................................2-10
       Political Activities ...................................................................................2-10
             Lobbying .........................................................................................2-11
       Protection of Corporate Assets .........................................................................2-11
       Quality of Services ....................................................................................2-12
       Record Retention .......................................................................................2-12
       Referral Fees ..........................................................................................2-12
       Release of Information to the Press ....................................................................2-12
       Responsibility to Report Violations ....................................................................2-12
       Service as Trustee, Executor or Personal Representative ................................................2-13
       Speaking Engagements and Publications ..................................................................2-13
       Trading in Securities with Inside Information .....................................................2-13; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION ...............................................3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS .................................................................4-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT AND TRADEMARK LAWS ...........................................................................5-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES ..........................................................................................6-1
STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS ..............................................................................................7-1
STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY ................................................................8-1


April, 2002

                                 CODE OF ETHICS

                                       OF

                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES

                                      INDEX

Access Persons .................................................................................................4-3
Activities, Political .........................................................................................2-10
Alcohol Abuse ..................................................................................................2-6
Allocation of Client Brokerage .................................................................................2-1
Antitrust .................................................................................................2-1; 7-1
Annual Disclosure by Access Persons .....................................................................4-16; 4-23
Annual Verification of Compliance ..............................................................................2-1
Assets, Protection of Corporate ...............................................................................2-11
Association of Investment Management and Research ("AIMR") .....................................................2-7
Beneficial Ownership ...........................................................................................4-4
Chinese Wall ..................................................................................................3-12
Client Brokerage, Allocation of ................................................................................2-1
Client Limit Orders ...........................................................................................4-20
Code of Ethics, Compliance with ................................................................................1-2
Code of Ethics, Purpose and Scope of ...........................................................................1-1
Code of Ethics, Questions Regarding ............................................................................1-3
Code of Ethics, Who is Subject to ..............................................................................1-1
Co-Investment with Client Investment Partnerships .............................................................4-18
Commodity Futures Contracts ....................................................................................4-9
Computer Security .........................................................................................2-1; 6-1
Conduct, Standards of, Price Group and its Personnel ...........................................................2-1
Confidentiality/Privacy ........................................................................................2-3
Confidentiality of Computer Systems Activities and Information .................................................6-1

Conflicts of Interest ..........................................................................................2-1
Copyright Laws, Compliance with ...........................................................................2-1; 5-1
Corporate Assets, Protection of ...............................................................................2-11
Criminal Justice Act 1993 ......................................................................................3-8
Data Privacy and Protection ....................................................................................6-2
Drug Abuse .....................................................................................................2-6
Employment of Former Government Employees ......................................................................2-5
Employment Practices ...........................................................................................2-5
Entertainment ..................................................................................................2-9
Equal Opportunity ..............................................................................................2-5
Exchange Traded Funds ("ETFs") ................................................................................4-10
Exchange - Traded Index Options ...............................................................................4-20
Executor, Service as ..........................................................................................2-13
Exempt List Transactions ......................................................................................4-19
Exemptions from Prior Clearance ............................................................................... 4-9
Fees, Referral ................................................................................................2-12
Fiduciary, Price Advisers' Status as a .........................................................................1-2
Financial Reporting ............................................................................................2-6
Financial Service Firms, Relationships with ....................................................................2-2
Financial Services and Markets Act 2000 .......................................................................3-11
Front Running ..................................................................................................4-1
Gambling Related to Securities Markets ........................................................................4-23
General Policy Statement .......................................................................................1-1
Gifts, Giving ..................................................................................................2-8
Gifts, Receipt of ..............................................................................................2-7
Government Employees, Employment of Former .....................................................................2-5
Harassment .....................................................................................................2-6
Health and Safety in the Workplace .............................................................................2-7
iTrade ........................................................................................................4-12
Illegal Payments ...............................................................................................2-7
Independent Directors, Transaction Reporting ..................................................................4-17

Information, Release to the Press .............................................................................2-12
Initial Public Offerings ................................................................................4-11; 4-13
Inside Information, Trading in Securities with ............................................................2-13;3-1
Interest, Conflicts of .........................................................................................2-1
Internet, Access to ............................................................................................6-3
Investment Clubs .........................................................................................2-3; 4-18
Investment Personnel ...........................................................................................4-3
Litigation, Past and Current ...................................................................................2-6
Lobbying ......................................................................................................2-11
Margin Accounts ...............................................................................................4-18
Marketing and Sales Activities .................................................................................2-7
Non-Access Persons .............................................................................................4-4
Nonprofitmaking Enterprises, Service with ......................................................................2-2
Options and Futures ...........................................................................................4-20
Payments from Brokers, Portfolio Companies, and Vendors .......................................................2-10
Payments, Illegal ..............................................................................................2-7
Personal Securities Holdings, Disclosure of by Access Persons ...........................................4-16; 4-23
Personal Representative, Service as ...........................................................................2-13
Political Action Committee ("PAC") ............................................................................2-11
Political Activities ..........................................................................................2-10
Press, Release of Information to the ..........................................................................2-12
Price Group, Standards of Conduct ..............................................................................2-1
Price Group Stock, Transactions in .............................................................................4-5
Prior Clearance of Securities Transactions (other than Price Group stock) ......................................4-8
Privacy Policies and Procedures ................................................................................8-1
Private Placement, Investment In ........................................................................4-11; 4-14
Private Placement Memoranda ...................................................................................3-13
Profitmaking Enterprises, Relationships with ...................................................................2-1
Protection of Corporate Assets ................................................................................2-11
Publications ..................................................................................................2-13
Quality of Services ...........................................................................................2-12

Questions Regarding the Code ...................................................................................1-3
Rating Changes on Security ....................................................................................4-19
Record Retention ..............................................................................................2-12
Referral Fees .................................................................................................2-12
Regulation FD ..................................................................................................3-7
Release of Information to the Press ...........................................................................2-12
Reporting, Financial ...........................................................................................2-6
Reporting, Price Group Stock Transactions ......................................................................4-7
Reporting, Securities Transactions (other than Price Group stock) .............................................4-16
Research Trips ................................................................................................2-10
Restricted List ...............................................................................................3-12
Retention, Record .............................................................................................2-12
Rule 10b5-1 ....................................................................................................3-6
Rule 10b5-2 ....................................................................................................3-4
Safety and Health in the Workplace .............................................................................2-7
Sanctions .....................................................................................................4-23
Savings Bank ...................................................................................................4-8
Securities Accounts ...........................................................................................4-16
Securities Transactions, Reporting of (other than Price Group stock) ..........................................4-16
Services, Quality of ..........................................................................................2-12
Short Sales ...................................................................................................4-21
Sixty (60) Day Rule ...........................................................................................4-21
Software Programs, Application of Copyright Law ................................................................6-7
Speaking Engagements ..........................................................................................2-13
Standards of Conduct of Price Group and its Personnel ..........................................................2-1
Statement, General Policy ......................................................................................1-1
Trademark Laws, Compliance with ................................................................................5-1
Temporary Workers, Application of Code to .................................................................1-1; 4-2
Termination of Association .....................................................................................2-5
Trading Activity ..............................................................................................4-18
Trips, Research ...............................................................................................2-10

Trustee, Service as ...........................................................................................2-13
Violations, Responsibility to Report ..........................................................................2-12
Watch List ....................................................................................................3-12


April, 2002

                                 CODE OF ETHICS
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

Purpose and Scope of Code of Ethics. In recognition of T. Rowe Price Group, Inc.'s ("Price Group" or "Group") commitment to maintain the highest standards of professional conduct and ethics, the firm's Board of Directors has adopted this Code of Ethics ("Code") composed of Standards of Conduct and the following Statements of Policy ("Statements"):

1.       Statement of Policy on Material, Inside (Non-Public) Information
2.       Statement of Policy on Securities Transactions
3.       Statement of Policy with Respect to Compliance with Copyright Laws
4.       Statement of Policy with Respect to Computer Security and Related
         Issues
5.       Statement of Policy on Compliance with Antitrust Laws
6.       Statement of Policies and Procedures on Privacy

The purpose of this Code is to help preserve our most valuable asset - the reputation of Price Group and its employees.

The following entities and individuals are subject to this Code:

o    Price Group

o    The subsidiaries and affiliates of Price Group

o The officers, directors and employees of Group and its affiliates and subsidiaries

Unless the context otherwise requires, the terms "Price Group" and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.       All temporary workers hired on the Price Group payroll
         ("TRP Temporaries");

2. All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and

                                      1-1
         whose work is closely related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

Status as a Fiduciary. Several of Price Group's subsidiaries are investment advisers registered with the United States Securities and Exchange Commission ("SEC"). These include T. Rowe Price Associates, Inc. ("TRPA"), T. Rowe Price International, Inc. ("TRPI"), T. Rowe Price Stable Asset Management, Inc. ("SAM"), T. Rowe Price Advisory Services, Inc. ("TRPAS"), T. Rowe Price Canada, Inc. ("TRP Canada"), and T. Rowe Price Global Asset Management Limited ("TRPGAM"). TRPI and TRPGAM are also registered with the Financial Services Authority ("FSA"). T. Rowe Price Global Investment Services Limited ("TRPGIS") is registered solely with FSA. TRPI is also registered with the Hong Kong Securities and Futures Commission ("SFC"). All advisers affiliated with Group will be referred to collectively as the "Price Advisers" unless the context otherwise requires. The primary responsibility of the Price Advisers is to render to their advisory clients on a professional basis unbiased and continuous advice regarding the clients' investments. As investment advisers, the Price Advisers have a fiduciary relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for themselves which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

What the Code Does Not Cover. The Code was not written for the purpose of covering all policies, rules and regulations to which personnel may be subject. For example, T. Rowe Price Investment Services, Inc. ("Investment Services") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations, and with the applicable rules of the NASD and its regulatory subsidiary, NASD Regulation, Inc. ("NASDR"). In addition, TRPI, TRPGAM and TRPGIS are subject to the rules and regulations of SFA and TRPI is also subject to the rules and regulations of the SFC.

Compliance with the Code. Strict compliance with the provisions of this Code is considered a basic condition of employment or association with the firm. An employee may be required to surrender any profit realized from a transaction that is deemed to be in violation of the Code. In addition, any breach of the Code may constitute grounds for disciplinary action, including fines and dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code.

                                      1-2

Questions Regarding the Code. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Group and its Personnel: the Chairperson of the Ethics Committee, the Director of Human Resources, or the TRP International Compliance Team.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department in Baltimore ("Legal Department") or the TRP International Compliance Team.

3. Statement of Policy on Securities Transactions: For U.S. personnel: the Chairperson of the Ethics Committee or his or her designee; for International personnel: the TRP International Compliance Team.

4. Statement of Policy with Respect to Compliance with Copyright Laws: Legal Department.

5.   Statement of Policy with Respect to Computer Security and Related Issues:
     Enterprise Security, the Legal Department or the TRP International Compliance Team.

6.   Statement of Policy on Compliance with Antitrust Laws: Legal Department.

7. Statement of Policies and Procedures on Privacy: Legal Department or the TRP International Compliance Team.

For additional information, consult Appendix A following the Standards of Conduct section of the Code.

April, 2002


                                      1-3

              STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

Allocation of Client Brokerage. The policies of each of the Price Advisers with respect to the allocation of client brokerage are set forth in Part II of Form ADV of each of the Price Advisers. The Form ADV is each adviser's registration statement filed with the SEC. It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers that will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding any of the Price Advisers' allocation of client brokerage should be addressed to the Chairperson of the U.S. Equity or Fixed Income or the International Brokerage Control Committee, as appropriate.

Annual Verification of Compliance. Each year, each person subject to the Code (see p 1-1) is required to complete a Verification Statement regarding his or her compliance with various provisions of this Code, including its policies on personal securities transactions and material, inside information. In addition, each Access Person (defined below) must file an initial and annual Personal Securities Report.

Antitrust. The U.S. antitrust laws are designed to ensure fair competition and preserve the free enterprise system. The United Kingdom and the European Union have requirements based on similar principals. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Group has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement (see page 7-1).

Compliance with Copyright Laws. To protect Price Group and its employees, Price Group has adopted a Statement of Policy with Respect to Compliance with Copyright Laws. You should read and understand this Statement (see page 5-1).

Computer Security. Computer systems and programs play a central role in Price Group's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Group has adopted a Statement of Policy with Respect to Computer Security and Related Issues. You should read and understand this Statement (see page 6-1).

Conflicts of Interest. A direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of Price Group. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Group or its clients.

         Relationships with Profitmaking Enterprises. A conflict may occur when an employee of Price Group is also employed by another firm, directly or as a consultant or independent contractor; has a direct financial interest in another firm; has an immediate

                                      2-1
         family financial interest in another firm; or is a director, officer or partner of another firm.

         Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking enterprises not related to Price Group or its affiliated mutual funds. Employees are generally prohibited from serving as officers or directors of corporations which are approved or are likely to be approved for purchase in our firm's client accounts.

         An employee may not accept outside employment that would require him or her to become registered (or dually registered) as a representative of an unaffiliated broker/dealer, investment adviser, or an insurance broker or company. An employee may also not become independently registered as an investment adviser.

         Outside business interests that will not conflict or appear to conflict with the interests of the firm must be approved by the employee's supervisor. If an employee contemplates obtaining another interest or relationship that might conflict or appear to conflict with the interests of Price Group, such as accepting an appointment as a director, officer or partner of an outside profitmaking enterprise, he or she must also receive the prior approval of the Ethics Committee. Upon review by the Ethics Committee, the employee will be advised in writing of the Committee's decision. Decisions by the Ethics Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management Committee before becoming final. See below for a discussion of relationships with financial services firms.

         Certain employees may serve as directors or as members of Creditors Committees or in similar positions for non-public, for-profit entities in connection with their professional activities at Price Group. An employee must obtain the permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

         Service with Nonprofitmaking Enterprises. Price Group encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities. Approval by the Chairperson of the Ethics Committee must be obtained before an employee accepts a position as a trustee or member of the Board of Directors of any non-profit organization.

         Relationships with Financial Service Firms. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities that are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject

                                      2-2
         to prior clearance and reporting procedures, as applicable. This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

         If any member of an employee's immediate family is employed by, or has a partnership interest in a broker/dealer, investment adviser, or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee. An ownership interest of .5% or more in any entity, including a broker/dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Compliance section of the Legal Department in Baltimore ("Baltimore Legal/Compliance") See p. 4-23.

         Existing Relationships with Potential Vendors. If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm, he or she must disclose the existence of any on-going personal or family relationship with any principal of the vendor to the Chair of the Ethics Committee before becoming involved in the selection process.

         Investment Clubs. Access Persons (defined on p. 4-3 of the Code) must receive the prior approval of the Chairperson of the Ethics Committee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (see p. 4-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior approval to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Group stock. As described on
         p. 4-18, an exemption from prior clearance for an Access Person (except for transactions in Price Group stock) is generally available if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions.

Confidentiality. The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; and investment research. The duty to exercise confidentiality applies not only while an individual is associated with the firm, but also after he or she terminates that association.

         Internal Operating Procedures and Planning. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors, and we do not want these ideas disseminated outside our firm. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with the appropriate supervisor before it is released.

                                      2-3

         Also, from time to time management holds meetings in which material, non-public information concerning the firm's future plans is disclosed. You should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

         Clients, Fund Shareholders, and TRP Brokerage Customers. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for you to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which you have beneficial interest or control.

         Investment Advice. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

         o From the point of view of our clients, it is not fair to give other people information which clients must purchase.

         o From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

         In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds.

         The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval (Access Persons only except for Price Group stock) and reporting requirements (Access Persons and Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should you receive compensation directly or indirectly (other than from a Price Adviser or an affiliate) for rendering advice to either clients or non-clients.

         Investment Research. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate. If a circumstance arises where it may be appropriate to share this information otherwise, the Chairperson of the Ethics Committee should be consulted first.

                                      2-4

         Understanding as to Clients' Accounts and Company Records at Time of Termination of Association. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Group or one of its subsidiaries. This includes the accounts of clients for whom one or more of the Price Advisers acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of association with Price Group, you must: (1) surrender to Price Group in good condition any and all materials, reports or records (including all copies in your possession or subject to your control) developed by you or any other person that are considered confidential information of Price Group (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by Price Group to be confidential.

You must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or shredded or, if a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

In addition, the firm has adopted a specific Statement of Policies and Procedures on Privacy, which is part of this Code (see p. 8-1).

Employment of Former Government Employees. United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities that are clients of the Price Advisers have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Group of a former government or regulatory organization employee, whether in the United States or internationally, guidance must be obtained from the Legal Department.

Employment Practices

         Equal Opportunity. Price Group is committed to the principles of Equal Employment. We believe our continued success depends on talented people, without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, Vietnam era military service or any other classification protected by federal, state or local laws.

         This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

         All members of T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

                                      2-5

         If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, the appropriate Price Group manager or a Human Resources representative. No retaliation will be taken against any employee who reports an incident of alleged discrimination.

         Harassment. Price Group intends to provide employees a workplace free from any form of harassment. This includes sexual harassment which, banned by and punishable under the Civil Rights Act of 1964, may result from unwelcome advances, requests for favors or any verbal or physical conduct of a sexual nature. Such actions or statements may or may not be accompanied by explicit or implied promises of preferential treatment or negative consequences in connection with one's employment. Harassment might include uninvited sex-oriented conversations, touching, comments, jokes, suggestions or innuendos. This type of behavior can create a stressful, intimidating and offensive atmosphere; it may adversely affect morale and work performance.

         Any employee who feels offended by the action or comments of another, or any employee who has observed such behavior, should report the matter, in confidence, to his or her immediate supervisor. If that presents a problem, report the matter to the Director of Human Resources or another person in the Human Resources Department. All complaints will be investigated immediately and confidentially. Any employee who has behaved in a reprehensible manner will be subject to disciplinary action in keeping with the gravity of the offense.

         Drug and Alcohol Abuse. Price Group has adopted a Statement of Policy, available from Human Resources, to maintain a drug-free workplace and prevent alcohol abuse. This policy fosters a safe, healthful and productive environment for its employees and customers and protects Price Group's property, equipment, operations and reputation in the community and the industry.

Past and Current Litigation. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil and criminal actions and certain regulatory matters. Price Group uses the information obtained through these questionnaires to answer questions asked on federal and state registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than minor traffic offenses) in a domestic, foreign, or military court or becomes the subject of a regulatory action by the SEC, a state, or foreign government or a federal, state or foreign regulatory agency or any domestic or foreign self-regulatory organization relating to securities or investment activities, he or she should notify Human Resources and either the Legal Department or the TRP International Compliance Team promptly.

Financial Reporting. Price Group's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and

                                      2-6
service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts.

Health and Safety in the Workplace. Price Group recognizes its responsibility to provide personnel a safe and healthful workplace and proper facilities to help them do their jobs effectively.

Illegal Payments. State, federal and foreign laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Group. Price Group, through its policies and practices, is committed to comply fully with these laws. The Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If you are solicited to make or receive an illegal payment, you should contact the Legal Department.

Marketing and Sales Activities. All written and oral marketing materials and presentations (including performance data) must be in compliance with applicable SEC, FSA, NASD, Association of Investment Management and Research ("AIMR") and other applicable international requirements. All advertisements, sales literature and other written marketing materials (whether they be for the Price Funds, non-Price funds, or various advisory or Brokerage services) must be reviewed and approved by the advertising section of the Legal Department prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Performance Group before distribution.

Policy Regarding Acceptance and Giving of Gifts and Gratuities. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, approved companies, suppliers, clients, or any other individual or organization with whom our firm has a business relationship, but would not include certain types of business entertainment as described later in this section.

         Receipt of Gifts. Personal contacts may lead to gifts that are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

         Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

         There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all

                                      2-7
         gifts received from a business contact should not exceed $100 in any twelve-month period; your department may also require that your supervisor approve the acceptance of a gift that meets the Code limitations. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. A gift with a value of over $100 sent to the firm generally may be awarded to the winner of a random drawing open to all eligible employees. Gifts received which are unacceptable according to this policy must be returned to the givers. Gifts should be received at your normal workplace, not your home. If you have any questions regarding whether a gift may be accepted, you should contact the Legal Department or the TRP International Compliance Team, as appropriate.

         Giving of Gifts. An employee may never give a gift to a business contact in the form of cash or cash equivalents, including gift certificates. Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

          o    the name of the giver;

          o    the name of the intended recipient and his or her employer;

          o    the nature of the gift and its monetary value;

          o    the nature of the business relationship; and

          o    the reason the gift is being given.

         NASD regulations prohibit exceptions to the $100 limit for gifts given in connection with Investment Services' business.

         Additional Requirements for the Giving of Gifts in Connection with the Broker/Dealer. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the person's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (e.g., many 401(k) plans) or to which we are marketing investment products. Under this NASD rule, gifts may not exceed $100 (without exception) and persons associated with Investment Services, including its registered representatives, must report each such gift.

         The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance should include:

                                      2-8

          o    the name of the giver;

          o    the name of the recipient and his or her employer;

          o    the nature of the gift and its monetary value;

          o    the nature of the business relationship; and

          o    the date the gift was given.

         Entertainment. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities that are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

                  First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

                  Second Example: You wish to see a recent hit play, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

                  Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

         In the first example, it would be proper for you to accept the invitation.

         With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their face value or, if greater, at the cost to the broker.

         With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her supervisor and Division Head (if different).

The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. It is important to understand that if an employee

                                      2-9
provides, for example, tickets to a sporting event to a business contact, and no one is present from our firm at the event, the tickets are a gift, not business entertainment and the limits on gifts apply. If an employee wishes to pay for a business guest's transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of his or her supervisor and the Chairperson of the Ethics Committee.

Research Trips. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity that will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable.

Other Payments from Brokers, Portfolio Companies, and Vendors. Employees may not accept reimbursement from brokers, portfolio companies and vendors for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from these entities except as offered on the same basis to similarly situated individuals or the general public (e.g., permitted margin accounts, credit cards).

Political Activities. In support of the democratic process, Price Group encourages its eligible employees to exercise their rights as citizens by voting in all elections. Price Group encourages employees to study the issues and platforms as part of the election process, but does not direct employees to support any particular political party or candidate.

All U.S.-based officers and directors of Price Group and its subsidiaries are required to disclose certain Maryland local and state political contributions on a semi-annual basis (a Political Contribution Questionnaire is sent to officers and directors each January and July). In addition, certain employees associated with Investment Services are subject to limitations on and additional reporting requirements about their political contributions under Rule G-37 of the United States Municipal Securities Rulemaking Board ("MSRB").

United States law prohibits corporate contributions to campaign elections for federal office (e.g., U.S. Senate and House of Representatives). This means that Price Group cannot use corporate funds, either directly or indirectly, to help finance any political candidate or officeholder. It also means that the firm cannot provide paid leave time to employees for political campaign activity. However, employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes political contributions to candidates for local and state offices in Maryland via the T. Rowe Price Maryland Political Contribution Committee, Henry H. Hopkins,

                                      2-10

Chairperson. T. Rowe Price does not reimburse employees for making contributions to individual candidates or committees.

The applicable state or local law controls the use of corporate funds in the context of state and local elections. No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other program that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written approval of the Legal Department. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment to political parties or committees. Neither Price Group nor its employees may make a political contribution for the purpose of obtaining or retaining business with government entities. The Annual Verification includes a question on political contributions.

T. Rowe Price does not have a Political Action Committee ("PAC"). However, T. Rowe Price has granted permission to the Investment Company Institute's PAC ("IMPAC"), which serves the interests of the investment company industry, to solicit T. Rowe Price's senior management on an annual basis to make contributions to IMPAC or candidates designated by IMPAC. Contributions to IMPAC are entirely voluntary.

On an annual basis, the Chair of the Ethics Committee sends to Managing Directors and U.S.-based officers memoranda describing the requirements of United States and pertinent state law in connection with political contributions. The memorandum to officers is also posted in on the firm's Intranet site under Corporate/Legal so that it is available to everyone employed by or associated with the firm.

An employee may participate in political campaigns or run for political office, provided such activity does not conflict with his or her job responsibilities. See p. 2-2 Should the employee have any questions, he or she should consult with his or her immediate supervisor.

         Lobbying. It is important to realize that, under some state laws, limited in-person contact with public officials in that state may trigger that state's lobbying laws. For example, in Maryland, if $500 of a person's compensation can be attributed to face-to-face contact with legislative or executive officials in a six-month period, he or she may be required to register as a Maryland lobbyist subject to a variety of restrictions and requirements. Therefore, it is imperative that you avoid any lobbying on behalf of the firm unless the activity is cleared first by the Legal Department to avoid inadvertently becoming a lobbyist subject to regulation. If you have any question whether your contact with a state's officials may trigger lobbying laws in that state, please contact the Legal Department before proceeding.

Protection of Corporate Assets. All personnel are responsible for taking measures to ensure that Price Group's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, copyrights, client relationships and business opportunities. Accordingly, you may not solicit for your personal

                                      2-11
benefit clients or utilize client relationships to the detriment of the firm. Similarly, you may not solicit co-workers to act in any manner detrimental to the firm's interests.

Quality of Services. It is a continuing policy of Price Group to provide investment products and services that: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner that ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, U.K., and other international, state and NASD rules and regulations.

The quality of Price Group's investment products and services and operations affects our reputation, productivity, profitability and market position. Price Group's goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

Record Retention. Under various U.S., U.K., state, and other governmental laws and regulations, certain of Price Group's subsidiaries are required to produce, maintain and retain various records, documents and other written (including electronic) communications. For example, U.S. law generally requires an investment adviser to retain records in a readily accessible location for not less than five years from the end of the fiscal year during which the record was made (the current year and the two immediately preceding years in an appropriate office of the adviser), although some records may be required to be retained longer depending on their nature. See Tab 7, Investment Adviser Legal Compliance Manual. Any questions regarding retention requirements should be addressed to the Legal Department or the TRP International Compliance Team, as appropriate. All personnel are responsible for adhering to the firm's record maintenance and retention policies.

Referral Fees. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives, consultants, or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). FSA also prohibits the offering of any inducement likely to conflict with the duties of the recipient. No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved by the Legal Department.

Release of Information to the Press. All requests for information from the media concerning T. Rowe Price Group's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the Public Relations Department in Baltimore or London, as appropriate, for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations Department if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

Responsibility to Report Violations. If an officer of Group and/or its affiliates and subsidiaries or anyone acting in a supervisory capacity becomes aware of a violation of the Code, he or she must report it to his or her supervisor, if appropriate, or the next level of supervisory

                                      2-12
authority or the Director of the Human Resources. Otherwise, if you become aware of a violation of this Code, you are encouraged to report, on a confidential basis, the violation to the appropriate supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to the Director of the Human Resources Department. Upon notification of the alleged violation, the supervisor is obligated to advise the Legal Department.

It is Price Group's policy that no adverse action will be taken against any person who becomes aware of a violation of the Code and reports the violation in good faith.

Service as Trustee, Executor or Personal Representative. You may serve as the trustee, co-trustee, executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If you serve in any of these capacities, securities transactions effected in such accounts will be subject to the prior approval (Access Persons only, except for Price Group stock) and reporting requirements (Access Persons and Non-Access Persons) of our Statement of Policy on Securities Transactions.

If you presently serve in any of these capacities for nonfamily members, you should report the relationship in writing to the Ethics Committee.

Speaking Engagements and Publications. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from your Division head before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Group, approval should be obtained from your Division head.

Trading in Securities with Inside Information. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., state and other governmental laws and regulations. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold stock in an issuer, including Price Group. Under no circumstances may you transmit such information to any other person, except to Price Group personnel who are required to be kept informed on the subject. You should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 3-1).

April, 2002

                                      2-13

                   APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                                 CODE OF ETHICS

o Brokerage Control Committees. There are three Brokerage Control Committees which set the policy regarding the allocation of client brokerage. For more information for the U.S.-based advisers, contact the chair of the Fixed Income Committee, Vernon Reid, or the chair of the Equity Committee, Jim Kennedy, as appropriate, in Baltimore. For more information for the international advisers, contact the chair, John Ford, or the secretary, Neil Smith, of the International Committee, in London.

o Ethics Committee. The members of the Ethics Committee are David Warren in London and Henry Hopkins, Andy Brooks, Jim Kennedy, Bill Reynolds and Joe Carrier in Baltimore.

o Chairperson of the Ethics Committee. The Chairperson of the Ethics Committee is Henry Hopkins. Requests to him should be sent to the attention of John Gilner in the Legal Department, except that requests regarding IPO's for Non-Investment Personnel may be directed to either John Gilner or Andy Brooks.

o Baltimore Legal/Compliance. The members of Baltimore Legal/Compliance are John Gilner, Dottie Jones, Marge Feehley, and Lisa Daniels.

o TRP International Compliance Team. The members of the TRP International Compliance Team are Calum Ferguson, Carol Bambrough, Rachel Dickens, Jeremy Fisher, Maxine Martin and Louise Jones.

o Designated Person, TRP International Compliance Team. Carol Bambrough and Louise Jones.

o    Designated Person, Baltimore Legal/Compliance. Dottie Jones.



April, 2002


                                       2A

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

Purpose of Statement of Policy. The purpose of this Statement of Policy ("Statement") is to comply with the United States Insider Trading and Securities Fraud Act's ("Act") requirement to establish, maintain, and enforce written procedures designed to prevent insider trading and to explain: (i) the general legal prohibitions and sanctions regarding insider trading under both U.S. and U.K. law; (ii) the meaning of the key concepts underlying the prohibitions;
(iii) your obligations in the event you come into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading. Price Group has also adopted a Statement of Policy on Securities Transactions (see page 4-1), which requires both Access Persons (see p. 4-3) and Non-Access Persons (see p. 4-4) to obtain prior clearance with respect to their transactions in Price Group stock and requires Access Persons to obtain prior clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm.

The Basic Insider Trading Prohibition. The "insider trading" doctrine under United States securities laws generally prohibits any person (including investment advisers) from:

     o trading in a security while in possession of material, non-public information regarding the issuer of the security;

     o    tipping such information to others;

     o recommending the purchase or sale of securities while in possession of such information;

     o    assisting someone who is engaged in any of the above activities.

Thus, "insider trading" is not limited to insiders of the company whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information.

Policy of Price Group on Insider Trading. It is the policy of Price Group and its affiliates to forbid any of their officers, directors, employees, or other personnel while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in their proprietary accounts or on behalf of others (including mutual funds and private accounts) or communicating material, non-public information to others in violation of securities laws of the United States, the United Kingdom, or any other country that has jurisdiction over its activities.

                                      3-1

"Need to Know" Policy. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments that must have such information in order for the respective entity to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

Transactions Involving Price Group Stock. You are reminded that you are an "insider" with respect to Price Group since Price Group is a public company and its stock is traded in the over-the-counter market. It is therefore important that you not discuss with family, friends or other persons any matter concerning Price Group that might involve material, non-public information, whether favorable or unfavorable.

Sanctions. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their firms. A person or entity that violates the insider trading laws can be subject to some or all of the penalties described below, even if he/she/it does not personally benefit from the violation:

     o    Injunctions;

     o    Treble damages;

     o    Disgorgement of profits;

     o    Criminal fines;

     o    Jail sentences;

     o Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefitted; and

     o Civil penalties for the controlling entity (e.g., Price Associates) (and other persons, such as managers and supervisors, who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided under U.S. law. Fines can be unlimited under U.K. law.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Group, including dismissal of the person(s) involved.

The provisions of both U.S. and U.K. law discussed below are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the Legal Department or the TRP International Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

Introduction. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act was signed into law. This Act has had a far-reaching impact on all public companies and especially those

                                      3-2
engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. Specifically, the Act:

      Written Procedures. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

      Civil Penalties. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

      Criminal Penalties. Provides as penalties for criminal securities law violations:

          o    Maximum jail term -- from five to ten years;

          o Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

          o Maximum criminal fine for entities -- from $500,000 to $2,500,000.

      Private Right of Action. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

      Bounty Payments. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

The Act has been supplemented by three SEC rules, 10b5-1, 10b5-2 and FD, which are discussed later in this Statement.

Basic Concepts of Insider Trading. The four critical concepts under United States law in insider trading cases are: (1) fiduciary duty/misappropriation,
(2) materiality, (3) non-public, and (4) use/possession. Each concept is discussed below.

Fiduciary Duty/Misappropriation. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have

                                      3-3
held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purpose. A temporary insider can include, among others, a company's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of a company if he or she advises the company or provides other services, provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

SEC Rule 10b5-2 provides a non-exclusive definition of circumstances in which a person has a duty of trust or confidence for purposes of the "misappropriation" theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

     (1)  Whenever a person agrees to maintain information in confidence;

     (2) Whenever the person communicating the material nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences, that resulted in a reasonable expectation of confidentiality; or

     (3) Whenever a person receives or obtains material nonpublic information from his or her spouse, parent, child, or sibling unless it is shown affirmatively, based on the facts and circumstances of that family relationship, that there was no reasonable expectation of confidentiality.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

Materiality. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

                                      3-4

      Resolving Close Cases. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      Effect on Market Price. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

      Future Events. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      Illustrations. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the company's own shares; a tender offer for another company's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

Non-Public Vs. Public Information. Any information that is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

      Disclosure to News Services and National Papers. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

      Local Disclosure. An announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

      Information in SEC Reports. Information contained in reports filed with the SEC will be deemed to be public.

                                      3-5

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Group and its personnel must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated. Price Group may also follow Chinese Wall procedures, as described on page 3-12 of this Statement.

Concept of Use/Possession. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence while in possession of material, non-public information regarding the security. This is in contrast to trading on the basis of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      First, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

      Second, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

      Third, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading "on the basis" of material, nonpublic information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is "on the basis of" material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

A person's purchase or sale is not "on the basis of" material, nonpublic information if he or she demonstrates that:

      (A) Before becoming aware of the information, the person had:

        (1) Entered into a binding contract to purchase or sell the security;

        (2) Instructed another person to purchase or sell the security for the instructing person's account, or

                                      3-6

        (3)      Adopted a written plan for trading securities.

When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1, a person other than a natural person (e.g., one of the Price Advisers) may also demonstrate that a purchase or sale of securities is not "on the basis of" material nonpublic information if it demonstrates that:

     o The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

     o The person had implemented reasonable policies and procedures, taking into consideration the nature of the person's business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material nonpublic information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material nonpublic information, or those that prevent such individuals from becoming aware of such information.

Tender Offers. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

Selective Disclosure of Material, Non-Public Information by Public Companies. The SEC has adopted Regulation FD to prohibit certain issuers from selectively disclosing material, nonpublic information to certain persons who would be expected to trade on it. The rule applies only to publicly-traded domestic (U.S.) companies, not to foreign government or foreign private issuers.

     Under this rule, whenever:

     o    An issuer, or person acting on its behalf,

     o    discloses material, non-public information,

     o to securities professionals, institutional investors, broker-dealers, and holders of the issuer's securities,

     o    the issuer must make public disclosure of that same information,

     o    simultaneously (for intentional disclosures), or

                                      3-7

     o promptly within 24 hours after knowledge of the disclosure by a senior official (for non-intentional disclosures).

Regulation FD does not apply to all of the issuer's employees; rather only communications by an issuer's senior management (executive officers and directors), its investor relations professionals, and others who regularly communicate with market professionals and security holders are covered. Certain recipients of information are also excluded from the Rule's coverage, including persons who are subject to a confidentiality agreement, credit rating agencies, and "temporary insiders," such as the issuer's lawyers, investment bankers, or accountants.

Information Regarding Price Group.

The illustrations of material information found on page 3-5 of this Statement are equally applicable to Price Group as a public company and should serve as examples of the types of matters that you should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

U.K. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

In the U.K., insider trading is prohibited by two levels of legislation; under criminal law by the Criminal Justice Act 1993 (the "CJA 1993"), and under a parallel civil regime by the Financial Services and Markets Act 2000 (the "FSMA 2000").

Part VIII of the FSMA 2000 contains provisions that set out the penalties for market abuse. The regulating body in the U.K., the Financial Services Authority (the "FSA"), has issued a Code of Market Conduct that describes this market abuse regime.

Under the Code of Market Conduct there are three types of market abuse offense, one in relation to the misuse of information, one in relation to creating a false or misleading impression, and one in relation to market distortion. The offenses and penalties relating to the misuse of information are described below on page 3-10.

The Criminal Justice Act 1993

The CJA 1993 prohibits an "insider" from:

     o dealing in "securities" about which he or she has "inside information";

     o    encouraging another person to deal in those securities;

     o disclosing the "inside information" otherwise than in the proper performance of the insider's employment office or profession.


                                      3-8

     The definition of "securities" is very wide and is not limited to U.K. securities. The CJA 1993 also covers all dealing in "securities," whether on or off market and whether done within or without the U.K


 The following flow chart illustrates the core concepts under the CJA 1993:

                                    [CHART]

Start    Does the transaction   Yes   Are you an individual    Yes      Do you have the     Yes
         involve "Securities"?           with "Inside"                  information as an
                                         Information"?                  Insider"?

                    No                            No                              No

No       Are you      No      Are you "Encouraging"?     No     Does dealing involve a     No     Are you dealing on a
       "Disclosing"?                 dealing?                      "Professional                  "Regulated Market"?
                                                                   Intermediary"?

         Yes                          Yes                            Yes                               Yes

                                                         Does a defense apply?

                                                         Yes               No

                                                       Go Free             Go to Jail

Who is an Insider?  A person has information as an "insider" if:

     o    it is, and he or she knows that it is, "inside information" and;

     o he or she has it, and knows that he or she has it, directly or indirectly from an "inside source." An "inside source" is any director, employee or shareholder of an issuer of securities or anyone having access to the information by virtue of his or her employment, profession, office and duties.

What is Inside Information Under the CJA 1993? "Inside Information" is information which:

     o    relates to particular securities, or particular issuers of securities;

     o    is specific or precise;


                                      3-9

     o    has not been "made public"; and

     o is likely to have a significant effect on the price if it were "made public." Examples of price-sensitive information would include knowledge of any:

          o    proposed takeover or merger;

          o    potential company insolvency;

          o unpublished information as to profits or losses of any company for any period;

          o decision by a company concerning dividends or other distributions;

          o    proposed change in the capital structure of a company;

          o    material acquisitions or realizations of assets by a company;

          o    substantial acquisition or disposal of shares of a company;

          o proposal to change the general character or nature of the business of a company or group;

          o proposed change in the directors or senior executives of a company; and

          o    substantial borrowing by a company.

When is Information made Public?  Information is "made public" if it:

     o is published in accordance with the rules of a regulated market for the purpose of informing investors and their professional advisers;

     o    is contained in records open to public inspection;

     o    can be readily acquired by any person likely to deal in the securities

          o    to which the information relates, or

          o    of an issuer to which the information relates;

          o    is derived from information which has been "made public".

     Criminal Penalties. The penalties under the CJA 1993 are a maximum of seven years imprisonment and an unlimited fine.

                                      3-10

The Financial Services And Markets Act 2000 - The Misuse Of Information Under The Code Of Market Conduct

Under FSMA 2000, the misuse of information is defined as "behaviour...based on information which is not generally available to those using the market but which, if available to a regular user of the market, would or would be likely to be regarded by him as relevant when deciding the terms on which transactions in investments of the kind in question should be effected." As required by the FSMA 2000, the FSA has published a Code of Market Conduct that provides guidance in determining which types of behavior may be considered to constitute market abuse. The misuse of information offense is one of the three types of market abuse offense; the other two relate to creating a false or misleading impression and market distortion.

It should be noted that there does not need to be any intent for the market abuse offense to be committed; a person can therefore in theory inadvertently commit an offense. Additionally the market abuse regime under the Code of Market Conduct purports to have extra-territorial reach.

The Code of Market Conduct, including annexes, runs to over a hundred pages and is written in descriptive style which makes it difficult to read, assimilate and apply in practical context. The flow chart attached to this Statement as Appendix B has therefore been prepared to illustrate the principal concepts of the Code of Market Conduct as they relate to the misuse of information. Any questions regarding the Code of Market Conduct should be directed to a member of the TRP International Compliance Team.

Requiring or encouraging - Although individuals may not have personally engaged in market abuse, they still commit an offense if they "require or encourage" another to engage in market abuse. An individual taking (or refraining from taking) any action "requiring or encouraging" another person to engage in market abuse does not have to receive any benefit for an offense to have been committed.

Penalties and Burden of Proof - The standard of proof required for an offense to have been committed under the FSMA 2000 is not the U.K. criminal law standard, i.e. "beyond all reasonable doubt." The lower U.K. civil law standard of "balance of probabilities" applies, although some areas of the Code of Market Conduct make reference to "reasonable likelihood." Despite the lower burden of proof, the penalties available to the FSA are severe; the FSA can levy unlimited fines, issue public censure and can suspend or withdraw the authorization of firms or individuals.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described below and refrain from disclosing the information to anyone else, including persons within Price Group, unless specifically advised to the contrary.

Specifically, you may not:

                                      3-11

     o Trade in securities to which the material, non-public information relates;

     o    Disclose the information to others;

     o Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

o A Restricted List ("Restricted List") in order to prohibit trading in the security by both clients and Access Persons; or

     o A Watch List ("Watch List"), which restricts the flow of the information to others within Price Group in order to allow the Price Advisers investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a Chinese Wall.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department and Baltimore Legal/Compliance who are responsible for placing issuers on and monitoring trades in securities of issuers included on the Watch List. As described below, if a Designated Person on the TRP International Compliance Team believes that an issuer should be placed on the Watch List, he or she will contact Baltimore Legal/Compliance. Baltimore Legal/Compliance will coordinate review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Group.

For U.S. - Based Personnel:

An individual subject to the Code who is based in the United States and is, or believes he or she may be, in possession of material, non-public information should immediately contact the Legal Department. If the Legal Department determines that the information is both material and non-public, the issuer will be placed on either the Watch or Restricted List. If the issuer is placed on the Restricted List, Baltimore Legal/Compliance will promptly relay the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on the Restricted List to a Designated Person on the TRP International Compliance Team and to the Head Dealer at the Hong Kong Dealing Desk or his or

                                      3-12
her designee (collectively the "Hong Kong Head Dealer"). The Designated Person will place the issuer on the Restricted List in London.

The Watch List is maintained solely by Baltimore Legal/Compliance.

If the U.S.-based individual is unsure about whether the information is material or non-public, he or she should immediately contact the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The U.S.-based person may only disclose the information if approved on a "need to know" basis by the Legal Department.

When the information is no longer material or is public, Baltimore Legal/Compliance will remove the issuer from the Watch or Restricted List, noting the reason for and the date and local time of removal of the issuer from the List. If the issuer is being removed from the Restricted List, Baltimore Legal/Compliance will promptly relay this information to a Designated Person on the TRP International Compliance Team and to the Hong Kong Head Dealer. The Designated Person will remove the issuer from the Restricted List in London. Baltimore Legal/Compliance will document the removal of the issuer from either List.

If you receive a private placement memorandum and the existence of the private offering and/or the contents of the memorandum is material and non-public, you should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

For International Personnel:

An individual stationed in London, Paris, Copenhagen, or Buenos Aires will be referred to in this portion of the Statement as "London Personnel." An individual stationed in Hong Kong, Singapore or Tokyo will be referred to in this portion of the Statement as "Hong Kong Personnel."

     o Procedures for London Personnel. Whenever a person identified as London Personnel is, or believes he or she may be, in possession of material, non-public information about a security or an issuer of a security, he or she should immediately inform one of the Designated Persons on the TRP International Compliance Team that he or she is in possession of such information and the nature of the information. If the information is determined to be material and non-public, the Designated Person on the TRP International Compliance Team will make a record of this notification by contacting a Designated Person in Baltimore Legal/Compliance to place the issuer on the Watch List or by placing the issuer on the Restricted List. If the Designated Person on the TRP International Compliance Team places the issuer on the Restricted List, he or she will note such pertinent information as the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. If the issuer is placed on the Restricted List, he or she will also promptly relay this information to one of the Designated Persons in Baltimore Legal/Compliance, who will place the issuer on the Restricted List in Baltimore, and to the Hong Kong Head Dealer.

                                      3-13

         If the London Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The London Personnel may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

         When the information is no longer material or is public, one of the Designated Persons on the TRP International Compliance Team will contact a Designated Person in Baltimore Legal/Compliance regarding removing the issuer from the Watch List or will remove the issuer from the Restricted List and note the reason for and the date and local time of removal of the issuer from this List. If the issuer is being removed from the Restricted List, he or she will also promptly relay the information to one of the Designated Persons in Baltimore Legal/Compliance and to the Hong Kong Head Dealer. Baltimore Legal/Compliance will remove the issuer from the Restricted List in Baltimore. If the Designated Person on the TRP International Compliance Team is unsure whether the issuer should be removed from the Watch or Restricted List, he or she should first contact the TRPI Compliance Officer or the Legal Department for advice. If the Designated Persons on the TRP Compliance Team are unavailable, the London Employee should contact the TRPI Compliance Officer or the Legal Department regarding removal of the issuer from the Restricted List.

     o Procedures for Hong Kong Personnel. Whenever a person identified as Hong Kong Personnel is, or believes he or she may be, in possession of material, non-public information about a security or the issuer of any security, he or she should immediately inform the Hong Kong Head Dealer that he or she is in possession of such information and the nature of the information. The Hong Kong Head Dealer will make a record of this notification, noting the person(s) in possession of the information, the nature of the information, and the local time and date on which the information was received, and contact by e-mail as soon as possible a Designated Person on the TRP International Compliance Team or, if they are unavailable, in Baltimore Legal/Compliance. Until a Designated Person has determined whether the issuer should be placed on the Watch or Restricted List, the Hong Kong Dealing Desk will refrain from trading the securities of the issuer. The Designated Person will inform the Hong Kong Head Dealer and a Designated Person in the other location (i.e., Baltimore Legal/Compliance or the TRP International Compliance Team) as soon as possible regarding whether or not the issuer has been placed on the Watch and Restricted List.

         If the Hong Kong Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the Hong Kong Head Dealer. The Hong Kong Personnel and the Hong Kong Head Dealer may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

                                      3-14

          The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person on the TRP International Compliance Team or in Baltimore Legal/Compliance, the TRPI Compliance Officer, or the Legal Department regarding removal of the issuer from the Restricted List. When the information is no longer material and/or non-public, a Designated Person will remove the issuer from the Restricted List, note the reason for and the date and local time of removal of the issuer from this List and promptly relay the information to one of the Designated Persons in the other location and to the Hong Kong Head Dealer. The Designated Person will remove the issuer from the Restricted List in that location. The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person in Baltimore Legal/Compliance regarding removal of the issuer from the Watch List.

Specific Procedures Relating to the Safeguarding of Inside Information.

To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

     o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

     o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

     o Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

     o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

     o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

     o Destroy copies of confidential documents no longer needed for a project.

ADDITIONAL PROCEDURES

Education Program. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other personnel, it is imperative that all personnel understand this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

                                      3-15

To ensure that all appropriate personnel are properly informed of and understand Price Group's policy with respect to insider trading, the following program has been adopted.

      Initial Review for New Personnel. All new persons subject to the Code, which includes this Statement, will be given a copy of it at the time of their association and will be required to certify that they have read it. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Group, promptly after his or her employment in that position.

      Revision of Statement. All persons subject to the Code will be informed whenever this Statement is materially revised.

      Annual Review with Research Analysts, Counselors and Traders. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review this Statement at least annually with portfolio managers, research analysts, and traders.

      Annual Confirmation of Compliance. All persons subject to the Code will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

Questions. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor or the Legal Department, the TRP International Compliance Team, or the TRPI Compliance Officer, as appropriate.

April, 2002

                                      3-16

                                                                      APPENDIX B

                   Misuse of Information under the FSMA 2000
                   -----------------------------------------

--------------------------------------------------------------------------------
Does the proposed action involve "behavior" that comes within the scope of the            No
FSMA 2000* (N.B. Inaction may also be an offense when a required disclosure is not made.]

"Behavior" includes: dealing, arranging, advising, disclosing and managing.
--------------------------------------------------------------------------------

                                   Yes

--------------------------------------------------------------------------------
Does the Behavior relate to investments that are traded or tradable on U.K.               No
                                                        -----------
markets, or any derivative of such an investment?
--------------------------------------------------------------------------------

                                   Yes

-------------------------------------------------------------------------------                           No
Is the behavior based upon information, i.e., will information have a material influence on any action?
--------------------------------------------------------------------------------

                                   Yes

--------------------------------------------------------------------------------          Yes
Is the information generally available? (N.B. Information obtained by research or analysis is regarded as being generally available.]
--------------------------------------------------------------------------------

                                   No

--------------------------------------------------------------------------------                          ------------------
Is the information "relevant information"?                                                                Behavior does not
                                                                                                          constitute market
[In determining the relevance of information FSA will have regard to: how                                 abuse through the
precise, significant, current and reliable the information is. The extent to              No              misuse of
which the information is available and the extent to which other relevant                                 information.
material information is available will also be considered.]                                               ------------------
--------------------------------------------------------------------------------

                                               Yes

--------------------------------------------------------------------------------
Is the information "disclosable" or "announceable"? In this context                                       No
"disclosable" generally means information that has to be disclosed in accordance with a legal or regulatory requirement, and "announceable" generally means information that is routinely the subject of a public announcement. [Please ask a member of the TRP International Compliance Team for specific guidance.]
--------------------------------------------------------------------------------

                                               Yes

--------------------------------------------------------------------------------                          Yes
Does a "safe harbor" apply?

Safe harbors are types of behaviour that are confirmed as not being market abuse by the Code of Market Conduct. [Please ask a member of the TRP International
Compliance Team for specific guidance.]
--------------------------------------------------------------------------------

                                               No

--------------------------------------------------------------------------------
Refer to TRP International Compliance Team -- possible market abuse.
--------------------------------------------------------------------------------


April, 2002

                                       3B

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

        Legal Requirement. In accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the various United Kingdom laws and regulations, Price Group and the mutual funds ("Price Funds") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("Statement").

        Price Advisers' Fiduciary Position. As investment advisers, the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

        Purpose of Statement. The Statement was developed to help guide Price Group's employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

          o eliminate the possibility of a transaction occurring that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as Front Running (see definition below);

          o avoid situations where it might appear that Price Group or the Price Funds or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

          o prevent, as well as detect, the misuse of material, non-public information.

        Those subject to the Code, including the independent directors of Price Group and the Price Funds, are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds.

        Front Running. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

                                       4-1

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-4 of this Statement. Access Persons are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are exempt from prior clearance requirements except for transactions in Price Group stock. The persons and entities covered by this Statement are:

        Price Group. Price Group, each of its subsidiaries and affiliates, and their retirement plans.

        Employee Partnerships.  Partnerships such as Pratt Street Ventures.

        Personnel. Each officer, inside director and employee of Price Group and its subsidiaries and affiliates, including T. Rowe Price
        Investment Services, Inc., the principal underwriter of the Price Funds.

        Certain Temporary Workers.  These workers include:

          o All temporary workers hired on the Price Group payroll ("TRP Temporaries");

          o All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

          o All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

          o Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

        Retired Employees. Retired employees of Price Group who continue to receive investment research information from one or more of the Price Advisers will be subject to this Statement.

        Independent Directors of Price Group, the Savings Bank and the Price Funds. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the
        T. Rowe Price Savings Bank ("Savings Bank") include those directors of the Savings Bank who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

                                       4-2

        Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. See p. 4-17. The independent directors of the Savings Bank and the Price Funds are exempt from prior clearance requirements. The independent directors of Price Group are exempt from the prior clearance requirements except for Price Group stock.

ACCESS PERSONS. Certain persons and entities are classified as "Access Persons" under the Code. The term "Access Person" means:

          o    the Price Advisers;

          o any officer (vice president or above) or director (excluding independent directors) of any of the Price Advisers or the Price Funds;

          o any person associated with Price Group or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

          o any person in a control relationship to any of the Price Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

        All Access Persons are notified of their status under the Code.

        Investment Personnel. An Access Person is further identified as "Investment Personnel" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

        The term "Investment Personnel" includes, but is not limited to:

          o those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

          o    research and credit analysts; and

          o    traders who assist in the investment process.

        All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are generally prohibited from investing in initial public offerings. See pp. 4-11; 4-13.

                                       4-3

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "Non-Access Persons." If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below.

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (International personnel) when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

First, you are a "beneficial owner" of the security under the Rule 16a-1 of the Securities Exchange Act of 1934 ("Exchange Act"), as defined below.

Second, if you control or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (e.g., a power of attorney to direct transactions in another person's account) of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

Definition of Beneficial Owner. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

          o securities held by members of the person's immediate family sharing the same household, although the presumption of beneficial ownership may be rebutted;

          o a person's interest in securities held by a trust, which may include both trust beneficiaries or trustees with investment control;

          o a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

          o a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

          o certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

                                       4-4

          o a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Exemptions. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, unless you have no control over the transaction. Such a situation may arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written request for clarification or exemption to either Baltimore Legal/Compliance or the TRP International Compliance Team, as appropriate. Any such request for clarification or exemption should name the account, your interest in the account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are not self-executing; any exemption must be granted through Baltimore Legal/Compliance or the TRP International Compliance Team.

PRIOR CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the federal securities laws. You are responsible for your own compliance with these requirements. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

        Independent Directors of Price Funds. The independent directors of the Price Funds are prohibited from owning the stock of Price Group.

        Quarterly Earnings Report. Generally, all Access Persons and Non-Access Persons and the independent directors of Price Group must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. You will be

                                       4-5
        notified in writing through the Office of the Secretary of Price Group ("Secretary") from time to time as to the controlling dates.

        Prior Clearance of Price Group Stock Transactions Generally. Access Persons and Non-Access Persons and the independent directors of Price Group are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Group stock owned beneficially or through the Employee Stock Purchase Plan. A transfer includes a change in ownership name of shares of Price Group stock, including a transfer of the shares into street name to be held in a securities account and any transfers of shares of Price Group stock between securities firms or accounts, including accounts held at the same firm.

        Prior Clearance Procedures for Price Group Stock. Requests for prior clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available from the Corporate Records Department and on the firm's Intranet under Corporate/Corporate Records) and be submitted to the Secretary, who is responsible for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock purchased either through the Price Group Employee Stock Purchase Plan ("ESPP") or through a brokerage account if shares of Price Group stock are transferred there from the ESPP. Purchases effected through the ESPP are automatically reported to the Secretary.

        Prohibition Regarding Transactions in Publicly-Traded Price Group Options. Transactions in publicly-traded options on Price Group stock are not permitted.

        Applicability of 60-Day Rule to Price Group Stock Transactions. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected through the ESPP, the exercise of employee stock options granted by Price Group, and shares obtained through an established dividend reinvestment program. The 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

        Gifts of Price Group stock, although subject to prior clearance, are also not subject to this Rule.

        Purchases through payroll deduction of Price Group stock in the ESPP are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. See p. 4-22.

               =================================================================
               Access Persons and Non-Access Persons and the independent directors of Price Group must obtain prior clearance of any transaction involving Price Group stock from the Office of the Secretary of Price Group.
               =================================================================



                                       4-6

        Initial Disclosure of Holdings of Price Group Stock. Each new employee must report to the Secretary any shares of Price Group stock of which he or she has beneficial ownership no later than 10 days after his or her starting date.

        Dividend Reinvestment Plans for Price Group Stock. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior clearance if the firm has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except in the case of employees who are subject to Section 16 of the Securities Exchange Act of 1934, who must report such transactions at least monthly.

        Effectiveness of Prior Clearance. Prior clearance of transactions in Price Group stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

        Reporting of Disposition of Proposed Transaction. You must use the form returned to you by the Secretary to notify the Secretary of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Group stock owned directly. The notice must be returned within two business days of the trade's execution, or within seven business days of the date of prior clearance if the trade is not executed.

        Insider Reporting and Liability. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("Insiders") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Group.

        SEC Reporting. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Secretary will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to assure that the applicable reports are filed in a timely manner.

          o Form 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Secretary will deliver to the Insider a Form 3 for appropriate signatures and will file the form with the SEC.

          o Form 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred. Following receipt of the Notice of Disposition of the

                                       4-7
               proposed transaction, the Secretary will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form with the SEC.

          o Form 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

          Liability for Short-Swing Profits. Under the United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

        Office of Thrift Supervision ("OTS") Reporting. TRPA and Price Group are holding companies of T. Rowe Price Savings Bank, which is regulated by the OTS. OTS regulations require the Directors and senior officers of TRPA and Price Group to file reports regarding their personal holdings of the stock of Price Group and of the stock of any non-affiliated bank, savings bank, bank holding company, or savings and loan holding company. Although the Bank's Compliance Officer will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person to ensure that the required reports are filed in a timely manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

All Access Persons must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. Non-Access Persons are not required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.

          ======================================================================

          Access Persons and Non-Access Persons and the independent directors of Price Group must obtain prior clearance of any transaction involving Price Group stock from the Office of the Secretary of Price Group.

          ======================================================================

Where required, prior clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do not check compliance with the 60-Day Rule (p. 4-21); you are responsible for ensuring your compliance with this rule.

                                       4-8

TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT ARE EXEMPT FROM PRIOR CLEARANCE AND REPORTING. The following transactions are exempt from both the prior clearance and reporting requirements:

               Mutual Funds and Variable Insurance Products. The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable insurance products, except that any employee who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance through electronic mail to Dottie Jones.

               U.S. Government Obligations. Purchases or sales of direct obligations of the U.S. Government.

               Certain Commodity Futures Contracts. Purchases or sales of commodity futures contracts for tangible goods (e.g., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission ("CFTC"). Futures contracts for financial instruments, however, must receive prior clearance.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT ARE EXEMPT FROM PRIOR CLEARANCE, BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS.

               Unit Investment Trusts. Purchases or sales of shares in unit investment trusts, including such unit investment trusts as DIAMONDS, SPYDER and Nasdaq-100 Index Tracking Stock ("QQQ").

               National Government Obligations (other than U.S.). Purchases or sales of direct obligations of national (non-U.S.) governments.

               Pro Rata Distributions. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

               Stock Splits and Similar Acquisitions. The acquisition of additional shares of existing corporate holdings through stock splits, stock dividends, exercise of rights, exchange or conversion. Reporting of such transactions need only be made quarterly.

               Mandatory Tenders. Purchases and sales of securities pursuant to a mandatory tender offer.

               Spousal Employee-Sponsored Payroll Deduction Plans. Purchases by an Access Person's spouse pursuant to an employee-sponsored payroll deduction plan (e.g., a 401(k) plan or employee stock purchase plan), provided Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person

                                       4-9
               that the spouse will be participating in the payroll deduction plan. Reporting of such transactions need only be made quarterly.

               Exercise of Stock Option of Corporate Employer by Spouse. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise must receive prior clearance.

               Dividend Reinvestment Plans. Purchases effected through an established Dividend Reinvestment Plan ("DRP"). Reporting of these transactions may be made quarterly. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends (a "Connected Purchase") and any sale of shares from the DRP must receive prior clearance.

               Systematic Investment Plans/Savings Schemes. Purchases effected through a systematic investment plan (i.e., a regular savings scheme or savings plan) involving the automatic investment of a set dollar or other currency amount on predetermined dates, provided Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person that he or she will be participating in the plan or scheme. Reporting of Systematic Investment Plan/Savings Scheme transactions need only be made quarterly. An Access Person's purchase of securities of the issuer to initiate participation in the plan and any sale of shares from such a plan must receive prior clearance.

               Inheritances.  The acquisition of securities through inheritance.

               Gifts.  The giving of or receipt of a security as a gift.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior clearance requirements prior to execution on behalf of an Access Person, including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to receive prior clearance for securities transactions (other than Price Group stock), they must report any transaction that would have been required to be prior cleared by an Access Person.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless described as exempt from prior clearance above or subject to an exemption granted by the Chairperson of the Ethics Committee, Access Persons must receive prior clearance for all securities transactions. This includes transactions in

          o closed-end funds, including Exchange Traded Funds ("ETFs") (e.g., iShares; Cubes), and
          o    sector index funds that are closed-end funds.

All Access Persons should follow the procedures set forth below, depending upon their location, before engaging in the transactions described.

                                      4-10

For U.S. - Based Access Persons:

       Procedures For Obtaining Prior Clearance For Initial Public Offerings ("IPOs"):

               Non-Investment Personnel. Access Persons who are not Investment Personnel ("Non-Investment Personnel") may purchase securities that are the subject of an IPO only if prior written approval has been obtained from the Chairperson of the Ethics Committee or his or her designee ("Designee"). An IPO is an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Securities Exchange Act of 1934.

               In considering such a request for approval, the Chairperson or his or her Designee will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson or his or her Designee will also determine whether the following conditions have been met:

               1. The purchase is made through the Non-Investment Personnel's regular broker;

               2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

               3. The transaction otherwise meets the requirements of the NASD's rules on free riding and withholding.

        Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore, even after approval has been obtained from the Chairperson of the Ethics Committee or his or her Designee, Non-Investment Personnel must check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

               Investment Personnel. Investment Personnel may not purchase securities in an IPO.

               Non-Access Persons. Although Non-Access Persons are not required to receive prior clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative of Investment Services is reminded that NASD rules may restrict his or her ability to buy shares in a "hot issue," which is a new issue that trades at a premium in the secondary market whenever that trading commences.

        Procedures For Obtaining Prior Clearance For Private Placements. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee. In considering such a request for approval, the

                                      4-11

        Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee.

               Continuing Obligation. An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

        Registered representatives of Investment Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

        Procedures For Obtaining Prior Clearance For All Other Securities Transactions. Requests for prior clearance by Access Persons for all other securities transactions requiring prior clearance should generally be made via iTrade on the firm's intranet to the Equity Trading Department, which will be responsible for processing and maintaining the records of all such requests. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (e-mail address "Personal Trades" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale, or buy to cover. Responses to all requests will be made by iTrade or the Equity Trading Department, documenting the request and its approval/disapproval.

        Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in non-U.S. securities.

        Effectiveness of Prior Clearance. Prior clearance of a securities transaction is effective for three (3) business days from and including the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. In situations where it appears that the trade will not be executed within three business days even though the order was entered in that time period (e.g., certain transactions through Transfer Agents or spousal employee-sponsored payroll deduction plans), please contact Baltimore Legal/Compliance.

        Reminder. If you are an Access Person and become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities become subject to the prior clearance requirements.

                                      4-12

For International Access Persons:

        General Procedures For Obtaining Prior Clearance (Other Than Price Group Stock) For Access Persons. Requests for prior clearance may be made by electronic mail or by submitting a written form to the TRP International Compliance Team. The TRP International Compliance Team is responsible for processing and maintaining the records of all such requests. All requests must include the name of the security, the number of shares or amount of bond involved, and the estimated value of the requested transaction.

        The TRP International Compliance Team will record whether the request was approved or disapproved and the date and time of the approval or disapproval; the reason for any disapproval; the nature of the transaction (i.e., whether the transaction is a purchase, sale, short sale, or buy to cover), and whether the securities are part of a new issue or private placement.

        Responses to all requests will be confirmed by the TRP International Compliance Team by electronic mail or on a standard written form documenting the request and its approval/disapproval.

        Requests will normally be processed on the same day they are received; however, additional time may be required to allow checks to be made with overseas offices.

        Effectiveness of Prior Clearance. Prior clearance of a securities transaction is effective for three (3) business days from and including the date the clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. For example, if approval is granted at 2:00 pm Monday, the trade must be executed by Wednesday. In situations where it appears that the trade will not be executed within three business days even though the order was entered in that time period (e.g., an Individual Savings Account), please contact the TRP International Compliance Team.

        Procedures for Obtaining Prior Clearance for Initial Public Offerings ("IPOs"):

        Investment Personnel. Generally Investment Personnel may not purchase shares in an IPO. However, an exemption from the TRP International Compliance Team to permit investment in certain IPOs open to the general public in which allocations are made by the issuer/syndicate on a purely random basis (lottery) or on a pro-rata basis per application ("Pro-Rata Offering") may be available.

        Non-Investment Personnel. Access Persons other than Investment Personnel ("Non- Investment Personnel") may purchase securities in a Pro-rata Offering if the following four conditions are met:

          o    The issue is a Pro-Rata Offering;

          o    Residence;

                                      4-13

          o No order for the purchase of any such securities has been entered by a Price Adviser on behalf of any client; and

          o The number of shares to be purchased is commensurate with the normal size and activity of the Access Person's account.

       Non-Investment Personnel may also be granted approval to purchase securities that are the subject of a non-Pro-Rata Offering. In considering such a request for approval, the TRP International Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. Approvals will carry the following conditions:

               1. The purchase is made through the Non-Investment Personnel's regular broker, bank, or from a syndicate member through a general solicitation or subscription form, if relevant; and

               2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account.

        All Access Persons. Neither Investment Personnel nor Non-Investment Personnel will be permitted to purchase in an IPO if any of the Price Advisers' clients are prohibited from doing so. This prohibition will remain in effect until these clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. In addition, the 60-Day Rule applies to transactions in securities purchased in an IPO.

        Procedures for Obtaining Prior Clearance for Private Placements. Approval for an Access Person to invest in or sell securities through a private placement of securities, including the purchase of limited partnership interests, must be sought from the TRP International Compliance Team in the usual manner. The approval process will include a review by a member of the Investment Team to determine whether the investment opportunity (private placement) should be reserved for the firm's clients and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics Committee.

               Continuing Obligation. Any Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the TRP International Compliance Team.

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. A proposed securities transaction will be disapproved by the Trading Department, either directly or by iTrade, and/or by the Chairperson of the Ethics Committee or by the TRP International Compliance Team (unless it is determined that an exemption is appropriate), if:

                                      4-14

          Pending Client Orders. Orders have been placed by any of the Price Advisers to purchase or sell the security.

          Purchases and Sales Within Seven (7) Calendar Days. The security has been purchased or sold by any client of a Price Adviser within seven calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, an Access Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

          Approved Company Rating Changes. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

          Securities Subject to Internal Trading Restrictions. The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

If for any reason an Access Person has a proposed securities transaction disapproved, he or she must not communicate any information about the disapproval to another person and must not cause any other person to enter into such a transaction.

Requests for Waivers of Prior Clearance Denials. If an Access Person's request for prior clearance has been denied, he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Waivers are not routinely granted.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. All Access Persons and Non-Access Persons must request broker-dealers, investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see page 4-4 for a discussion of beneficial ownership and control concepts) as follows:

o U.S.-based personnel should have this information sent to the attention of Compliance, Legal Department, T. Rowe Price, P.O. Box 17218, Baltimore, Maryland 21297-1218.

o International personnel should have this information sent to the attention of the TRP International Compliance Team, T. Rowe Price International, Inc., 60 Queen Victoria Street, London EC4N 4TZ United Kingdom.

                                      4-15

NOTIFICATION OF SECURITIES ACCOUNTS. All Access Persons and Non-Access Persons must give notice before opening or trading in a securities account with any broker, dealer, investment adviser, bank, or other financial institution, including TRP Brokerage, as follows:

o    U.S.-based personnel must give notice by e-mail to Legal/Compliance;

o International personnel must give notice in writing (which may include e-mail) to the TRP International Compliance Team.

        New Personnel Subject to the Code. A person subject to the Code must give written notice as directed above of any existing securities accounts maintained with any broker, dealer, investment adviser, bank or other financial institution within 10 days of association with the firm.

        You do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or mutual funds if these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have an account at T. Rowe Price Services, Inc., a transfer agent that holds shares of a Price Fund, that account is not reportable. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

        Officers, Directors and Registered Representatives of Investment Services. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

        o Obtain approval from Investment Services (whether the registered person is based in the United States or internationally) -- the request should be in writing, directed to Baltimore
             Legal/Compliance, and submitted before opening or placing the initial trade in a securities account; and

        o If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

        Annual Statement by Access Persons. Each Access Person must also file with the firm a statement of his or her accounts as of year-end in January of the following year.

        Reminder. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS. The following requirements apply both to Access Persons and Non-Access Persons:

        Report Form. If the executing firm provides a confirmation, contract note or similar statement directly to the firm, you do not need to make a further report. All other

                                      4-16
        transactions must be reported on the form designated "T. Rowe Price Employee's Report of Securities Transactions," which is available on the firm's Intranet under Corporate/Legal.

        When Reports are Due. You must report a securities transaction within ten (10) days after the trade date or within (10) days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving a systematic investment plan/savings scheme, in an established dividend reinvestment plan, or the purchase of securities by a spouse pursuant to an employee-sponsored payroll deduction plan, however, may be reported quarterly.

        The TRP International Compliance Team will send all reports it receives to Baltimore Legal/Compliance on a quarterly basis.

        Reminder. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, the transactions in these securities become subject to the transaction reporting requirements.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS, THE INDEPENDENT DIRECTORS OF PRICE GROUP, AND THE INDEPENDENT DIRECTORS OF THE SAVINGS BANK. The independent directors of the Price Funds are subject to the same reporting requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly. Specifically: (1) a report for each securities transaction must be filed with Baltimore/Legal Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore/Legal Compliance will send the independent directors of the Price Funds a reminder letter and reporting form approximately ten days prior to the end of each calendar quarter.

The independent directors of Price Group are not required to report their personal securities transactions (other than transactions in Price Group stock) as long as they do not obtain information about the Price Advisers' investment research, recommendations, or transactions. However, the independent directors of Price Group are reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Baltimore/Corporate Records (e.g., changes in holdings of stock of financial institutions or financial institution holding companies).

The independent directors of the Savings Bank are not required to report their personal securities transactions except as they may be specifically requested from time to time to do so by the Savings Bank in accordance with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to all Access Persons and Non-Access Persons and, where indicated, to the independent directors of Price Group and the Price Funds.

                                      4-17

        Dealing with Clients. Access Persons, Non-Access Persons and the independent directors of Price Group and the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

        Client Investment Partnerships.

               Co-Investing. The independent directors of the Price Funds are not permitted to co-invest in client investment partnerships of Price Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

               Direct Investment. The independent directors of the Price Funds are not permitted to invest as limited partners in client investment partnerships of Price Group or its affiliates.

        Investment Clubs. These restrictions vary depending upon the person's status, as follows:

               Non-Access Persons. A Non-Access Person may form or participate in a stock or investment club without approval of the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Only transactions in Price Group stock are subject to prior clearance requirements. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

               Access Persons. An Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). All transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior clearance and reporting requirements applicable to an individual Access Person's trades.

               If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements of the club's transactions (except for transactions in Price Group stock) from the Chairperson of the Ethics Committee or the TRP International Compliance Team, as appropriate, as part of the approval process.

        Margin Accounts. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

        Trading Activity. You are discouraged from engaging in a pattern of securities transactions which either:

                                      4-18

               o Is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

               o Involves securities positions that are disproportionate to your net assets.

               At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply only to Access Persons:

        Exempt List Transactions. Although subject to prior clearance, transactions involving securities in certain large issuers or in issuers with high trading volumes, within the parameters set by the Ethics Committee (the "Exempt List"), will be approved under normal circumstances, as follows:

               Transactions Involving Exempt List Securities. This exemption applies to transactions involving no more than U.S. $20,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction marginally exceeds $20,000) per security per seven (7) calendar day period in securities of:

                    o issuers with market capitalizations of $5 billion or more, or

                    o U.S. issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days.

               Note that if the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction, this exemption is not available.

               Transactions Involving Options on Exempt List Securities. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-20. Otherwise, in the case of options on an individual security on the Exempt List (if it has not had a prohibited rating change), an Access Person may trade the greater of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security. Options transactions on the stock of Price Group are prohibited. See p. 4-6.

                                      4-19

               These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven (7) calendar day under this exemption.

               Transactions Involving Exchange-Traded Index Options. Generally, an Access Person may trade the greater of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying securities. These parameters are subject to change by the Ethics Committee.

               Please note that an option on a Unit Investment Trust (e.g., QQQ) is not an exchange-traded index option and does not fall under this provision. See the discussion under General Information on Options and Futures below.

        Client Limit Orders. The Equity Trading Desk or the TRP International Compliance Team, as appropriate, may approve an Access Person's proposed trade even if a limit order has been entered for a client for the same security, if:

               o    The Access Person's trade will be entered as a market order;
                    and

               o The client's limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

        Japanese New Issues. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

        Options and Futures. Please consult the specific section on Exchange-Traded Index Options above for transactions in those options.


        ========================================================================

        Before engaging in options and futures transactions, Access Persons should understand the impact that the 60-Day Rule and intervening client transactions may have upon their ability to close out a position with a profit (see page 4-21).
        ========================================================================


               General Information on Options and Futures. If a transaction in the underlying instrument does not require prior clearance (e.g., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on the underlying instrument does not require prior clearance. However, all options and futures transactions, except the commodity futures transactions described on page 4-9, must be reported even if a transaction in the underlying instrument would not have to be

                                      4-20
               reported (e.g., U.S. Government Obligations). Transactions in publicly traded options on Price Group stock are not permitted. See p. 4-6.

               Options and Futures on Securities and Indices Not Held by Clients of the Price Advisers. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers' clients.

               Options on Securities Held by Clients of the Price Advisers. With respect to options on securities of companies which are held by any of Price Advisers' clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than an Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Exempt List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

               Other Options and Futures Held by Clients of the Price Advisers. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers' clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers' clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

               Closing or Exercising Option Positions. A transaction initiated by an Access Person to exercise an option or to close an option transaction must also receive prior clearance. If an intervening client transaction in the underlying security has occurred since the position was opened, the Access Person may not receive prior clearance to initiate a transaction to exercise the option or to close out the position, as applicable.

        Short Sales. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance. All short sales are subject to the 60-Day Rule described below.

       The 60-Day Rule. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject

                                      4-21
       security. Thus, for example, the rule prohibits options transactions on or short sales of a security within 60 days of its purchase. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on February 28, 2002, he or she may not sell any shares of XYZ stock at a profit for 60 days following February 28, 2002. The 60-Day Rule "clock" restarts each time the Access Person trades in that security.

               Exemptions from the 60-Day Rule. The 60-Day Rule does not apply to:

                 o any transaction by a Non-Access Person except for transactions in Price Group stock not exempted below;

                 o any transaction exempt from prior clearance (e.g., exercise of corporate stock option by Access Person spouse, systematic investment plan; see p. 4-9);

                 o any transaction in a security in which either the acquisition or the sale of that security did not require prior clearance (e.g., if an Access Person inherits a security, a transaction that did not require prior clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition);

                 o the purchase and sale or sale and purchase of exchange-traded index options;

                 o any transaction in Price Group stock effected through the ESPP (note that the 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP); and

                 o the exercise of "company-granted" Price Group stock options and the subsequent sale of the derivative shares.

               Prior clearance procedures do not check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade.

               Access Persons may request a waiver from the 60-Day Rule. Such requests should be directed in writing to the Chairperson of the Ethics Committee. These waivers are not routinely granted.

        Investments in Non-Listed Securities Firms. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a Nasdaq stock or permission is given under the private placement procedures (see pp. 4-11; 4-14).

                                      4-22

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If an employee or an independent director of Price Group or an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares beneficially owned. The independent directors of the Savings Bank are not required to make such reports, except as they may be specifically requested from time to time to do so by the Savings Bank in accordance with regulatory or examination requirements.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (e.g., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to Baltimore Legal/Compliance or the TRP International Compliance Team, even if these transactions are effected with a speculative investment objective.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person is required by United States securities laws to disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("Securities Holdings Report") (see page 4-4 for definition of the term Beneficial Owner) and provide or reconfirm the information regarding all of his or her securities accounts. The form to provide the Securities Holding Report will be provided upon commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel). The form on which to report securities accounts can be found on the firm's Intranet under Corporate/Legal.

All Access Persons are also required to file a Personal Securities Report, consisting of a Statement of Personal Securities Holdings and a Securities Account Verification Form Report, on an annual basis. The reports must be as of year end and be filed with the firm in January of the following year.

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities Transactions, and Reports of Securities Accounts.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics Committee, Baltimore Legal/Compliance, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

                                      4-23

        Violations by Access Persons, Non-Access Persons and Directors of Price Group. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

        Violations by Independent Directors of Price Funds. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.

April, 2002










                                      4-24

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                         WITH RESPECT TO COMPLIANCE WITH
                          COPYRIGHT AND TRADEMARK LAWS

Purpose of Statement of Policy. To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy with Respect to Compliance with Copyright and Trademark Laws ("Statement") to: (1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that Price Group's various copyrights, trademarks, and service marks are protected from infringement; and, (3) prevent Price Group from violating intellectual property rights of others.

Definition of Copyright

In order to protect authors and owners of books, articles, drawings, designs, business logos, music, videos, electronic media, or computer programs and software, the U.S. Copyright Law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the copyright owner. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to officially register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions, attorneys fees and court costs) as well as statutory damages, which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

Reproduction of Articles and Similar Materials for Internal and External Distribution. In general, the unauthorized reproduction and distribution of copyrighted material is a U.S. and state crime. This includes downloading or copying information from an Internet website or any fee-paid subscription publication services. Copyrighted material may not be reproduced without the express written permission of the copyright owner (a sample Permission Request Letter is available from the Legal Department). An exception to the copyright law is the "fair use" doctrine, which allows reproduction for scholarly purposes, criticism, or commentary. This exception, ordinarily does not apply in a business environment. Thus, personnel wishing to reproduce copyrighted material for internal or external distribution must obtain written permission from the author or publisher.

It is your responsibility to obtain permission to reproduce copyrighted material. The permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce the copyrighted material, then the requestor must purchase from the publisher or owner either additional subscriptions or copies of the work or refrain from using it. The original article or periodical may be circulated as an alternative to purchasing additional copies. If the work in question is accessible via an Internet web site, the web site address may be circulated in order for others to publicly view the information.

                                      5-1

     o For works published after January 1st 1978, copyrights last for the life of the author or owner plus 70 years or up to 120 years from creation.

     o The electronic transmission of copyrighted works can constitute an infringement.

     o The United States Digital Millennium Copyright Act ("DMCA") makes it a violation to (i) alter or remove copyright notices, (ii) provide false copyright notices, or (iii) distribute works knowing that the copyright notice has been removed or altered.

     o Derivative Works - a derivative work is a new work created based on an original work. Only the owner of a copyright has the right to authorize someone else to create a new version of the original work.

     o Subscription Agreements for on-line publications typically only grant permission for the licensee to make a single copy. Permission from the copyright owner must be granted in order to make additional copies.

Personal Computer Software Programs. Software products and on-line information services purchased for use on Price Group's personal computers are generally copyrighted material and may not be reproduced or transferred without the proper authorization from the software vendor. See the T. Rowe Price Group, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.

Definition of Trademark and Service Mark

          Trademark. A trademark is either a work, phrase or design, or combination of words, phrases, symbols or designs, which identifies and distinguishes the source of the goods or services of one party from those of others. For example, Kleenex is a trademark for facial tissues.

          Service Mark. A service mark is the same as a trademark except that it identifies and distinguishes the source of a service rather than a product. For example, "Invest With Confidence" is a registered service mark, which identifies and distinguishes the services offered by Price Group or its affiliates.

          Normally, a mark for goods appears on the product or on its packaging, while a service mark appears in advertising for the services.

Use of the "TM", "SM" and (R)

Anyone who claims rights in a mark may use the TM (trademark) or SM (service mark) designation with the mark to alert the public to the claim. It is not necessary to have a federal registration, or even a pending application, to use these designations. The claim may or may not be valid. The registration symbol,(R), may only be used when the mark is registered with the United States Patent and Trademark Office ("PTO") or a Foreign Trademark Office. It is improper to use this symbol at any point before the registration issues. The symbols are not considered part of the mark.

                                      5-2

It is important to recognize that many nations have laws in this area. It is important to contact the Legal Department before using a mark in any country.

Registered Trademarks and Service Marks. Once Price Group has registered a trademark or service mark with the PTO or a Foreign Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Group must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place the registration symbol, (R)(pound) next to the mark in all publicly distributed media; and (3) take action against any party infringing upon the mark.

Establishing a Trademark or Service Mark. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Group wishes to utilize a particular word, phrase, or symbol, logo or design as a trademark or service mark, the Legal Department must be notified in advance so that a search may be conducted to determine if the proposed mark has already been registered or is in use by another entity. Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Group does not unknowingly infringe upon another company's trademark. Once a proposed mark is cleared for use and Price wishes to use the mark, it must be accompanied by the abbreviations "TM" or "SM" as appropriate, until it has been registered. All trademarks and service marks that have been registered with the PTO or a Foreign Trademark Office, must be accompanied by an encircled (R) when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each public document. Subsequent use of the same trademark or service mark in such material would not need to be marked. The Legal Department maintains a written summary of all Price Group's registered and pending trademarks and service marks, which is posted on the firm's intranet under Corporate/Legal/Trademarks and Service Marks of T. Rowe Price Group, Inc. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

Infringement of Price Group's Registered Marks. If you notice that another entity is using a mark similar to one that Price Group has registered, you should notify the Legal Department immediately to that appropriate action can be taken to protect Price Group's interests in the mark.

April, 2002






                                      5-3

                           T. ROWE PRICE GROUP, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("Statement") establishes a comprehensive computer security program which has been designed to:

o prevent the unauthorized use of or access to our firm's computer systems (collectively the "Systems"), including the firm's electronic mail ("email") and voice mail systems;

o    prevent breaches in computer security;

o    maintain the integrity of confidential information;

o    protect customer information; and

o prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of the individual or individuals involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including email, voice mail, and online facsimiles) may be subject to monitoring by firm personnel or others. All such information, including messages on the firm's email, voice mail, and online facsimile systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer systems is for the transaction of firm business and is for authorized users only. All firm policies apply to the use of the Systems. See the Code of Ethics and the Associates' Guide to T. Rowe Price Policies.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including email and voice mail messages, by the firm. You do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

                                      6-1

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. You should take care so that you do not create documents or communications that might later be embarrassing to you or to our firm. This policy applies to email and voice mail, as well to any other communication on the Systems.

PRIVACY AND PROTECTION OF DATA. The protection of firm information and the maintenance of the privacy of corporate and customer data requires consistent effort by each individual and involves many aspects of the work environment. Individuals who are users of computer and network resources and those who work within the Systems areas must bear in mind privacy and protection obligations. Therefore, data within the Price Group network should be considered proprietary and confidential, and should be protected as such. In addition, particular customer data, or the data of customers of certain business units, may be required to be specifically protected as prescribed by laws or regulatory agency requirements (refer to the T. Rowe Price Statement of Policies and Procedures on Privacy in this Code). Responsible use of computer access and equipment, including Internet and email use, as described in this Statement of Policy with Respect to Computer Security and Related Issues, is integral to protecting data. In addition, the protection of data privacy must be kept in mind during the design, development, maintenance, storage, handling, access, transfer, and disposal phases of computer related activities.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of system is restricted to authorized users who need access in order to support their business activities. Access for mainframe, LAN and external systems must be requested on a "Systems Access Request" form. The form is available on the Enterprise Security intranet site or can be obtained from Enterprise Security. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department.

AUTHORIZED APPLICATION USERS. Access to specific computer applications (i.e., Finance, Retirement Plan Services systems) can also be requested. Many application systems have an additional level of security, such as extra passwords. If a user wants access to an application or data that is outside the normal scope of his or her business activity, additional approval may be required from the "Owner" of such application or data. The Owner is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique "User-ID" will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise Security has the authority to determine the password policy. Passwords should be of reasonable complexity and uniqueness to prevent easy guessing; IDs should not also be used as the password and should not be easily deducible personal or family information. User-IDs and passwords may not be shared except with authorized TRPIT personnel for security

                                      6-2
or maintenance purposes. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended unless screen savers with passwords or software-based keyboard locks are utilized. Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited and can result in disciplinary action.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE COMPUTER EQUIPMENT AND HARDWARE. It must be assumed that firm notebook computers, PDAs, and other portable computer equipment contain information that is sensitive. Therefore, portable computer equipment should be password protected with a frequently changed, non-intuitive password. They should be protected in transit and either kept with the user or maintained securely if not with the user. Sensitive information that is not currently needed should be removed and stored elsewhere. Passwords and SecurId cards/tokens should not be stored with the machine or maintained in a list on the computer or PDA. Proper virus prevention and backup practices should be regularly performed. In the event of loss or theft, the Help Desk should be contacted to review with the individual whether there are any protective actions that need to be taken.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, email, remote FTP, Telnet, World Wide Web, Gopher, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm can provide authorized individuals with access to Internet email and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's email system, is for legitimate business purposes. Internet email access must be requested through Enterprise Security, approved by the individual's supervisor or an appropriate T. Rowe Price manager, and provided only through firm-approved connections. All firm policies apply to the use of the Internet or Internet services. See the Code of Ethics and the Associates' Guide to T. Rowe Price Policies. For example, in addition to the prohibition on accessing inappropriate sites discussed below:

     o You may not download anything for installation or storage onto the firm's computers for personal use including, but not limited to, music, games, or messaging and mail applications.

     o You may not use the firm's Systems or hardware in any way that might pose a business risk or customer data privacy risk, or violate other laws, including U.S. Copyright laws.

                                      6-3

     o You may not spend excessive time or use excessive network resources for personal purposes.

     o You may not engage in activities that bypass or compromise the integrity of network security features like firewalls or virus scanners.

Please note that many activities other than those mentioned may be prohibited because they pose a risk to the firm or its Systems. You should review the list of vulnerabilities maintained on the firm's Intranet under Technology Services/Enterprise Security/Policies & Information/System Vulnerability Advisory. If you have any doubt, contact Enterprise Security before engaging in the activity.

     Use of Internet. In accordance with firm policies, individuals are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. If you have questions regarding what constitutes an inappropriate site or inappropriate use, you should discuss it first with your supervisor or an appropriate T. Rowe Price manager who may refer the question to Human Resources. Inappropriate use of the Internet, or accessing inappropriate sites, may lead to sanctions, which may include dismissal of the individual or individuals involved. See p. 4-23 for a more detailed discussion of the prohibitions on internet gambling related to the securities markets.

     Dial-Out Access. Using a modem or an Internet connection on a firm computer housed at any of the firm's offices to access an Internet service provider using one's home or personal account is prohibited, unless this is an authorized account being used by authorized personnel to service the Price Group's connection to the Internet. When Internet access is granted, the individual will be asked to reaffirm his or her understanding of this Statement.

     Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall, proxy server, or authentication mechanisms except by authorized personnel in the business of Price Group is prohibited.

     On-line Services. Access to America Online ("AOL"), AOL Instant Messenger ("AIM"), or other commercial on-line service providers or products is not permitted from a firm computer except for a legitimate business purpose, approved by the individual's supervisor or an appropriate T. Rowe Price Manager, and Enterprise Security, and with software obtained through the Price Group Help Desk. Once approved AOL access has been implemented, access is only permitted via the AOL password and screen name supplied and approved by Enterprise Security.

     Participation on Bulletin Boards, Chat Rooms and Similar Services. Because communications by our firm, or any individuals associated with it, on on-line service bulletin boards, chat rooms, and similar services are subject to United States, state and international, state, and NASD regulations, unsupervised participation can result in serious securities violations.

                                      6-4

     Certain designated individuals have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment services and products or otherwise observe messages on such services. Any individual not within this special group should contact the appropriate supervisor and Enterprise Security, as described in "On-line Services" above, before engaging in these activities. Generally, an individual must also receive the independent authorization of one member of the Board of T. Rowe Price Investment Services, Inc. and of the Legal Department before initiating or responding to a message on any computer bulletin board, chat room or similar service relating to the firm, a Price Fund or any investment or brokerage option or service. This policy applies whether or not the individual contributes or merely observes, whether or not the individual intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

     Email Use. Access to the firm's email system is permitted only for legitimate business purposes. All firm policies apply to the use of email. Firm personnel may monitor email usage for inappropriate use. If you have questions regarding what constitutes inappropriate use, you should discuss it first with your supervisor or an appropriate T. Rowe Price manager who may refer the question to Human Resources. Inappropriate use of email may lead to sanctions, which may include dismissal of the individual or individuals involved.

     Email services, other than those provided or approved by Price Group, may not be used for business purposes. In addition, accessing email services (such as AOL email or Hotmail) not provided or approved by Price Group from firm equipment for any reason could allow the introduction of viruses or malicious code into the network or lead to the compromise of confidential data.

     You should understand that email sent through the Internet is not secure and could be intercepted by a third party. Confidential and company proprietary information should not be included in external email unless specifically prescribed by accepted business procedures. Use of Microsoft Outlook Web Access to the Price Group email system provides an encrypted mail session so that email is not in the clear over the Internet and is not passing through a non-Price Group email system. When remote access to the firm's email system, or external access to firm email, is required, Outlook Web Access is the preferred mode of access.

DIAL-IN ACCESS. The ability to access our firm's computer Systems from a remote location is also limited to authorized users and authorized methods. A security system that is approved by Enterprise Security and that uses a strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Systems Access Request" form. Any individual who requires remote access should contact the Price Group Help Desk for desktop setup. Phone numbers used to access our firm's computer systems are confidential.

                                      6-5

VIRUS PROTECTION. A computer virus is a program designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file transfers and downloads, executables, some email attachments, and active code over the Web. A comprehensive malicious code prevention and control program is in place throughout Price Group. This program provides policy and procedures for anti-virus controls on all systems. More information about the anti-virus program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Group Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead to sanctions, which may include dismissal of the individual or individuals involved.

     Virus Scanning Software. As part of the Price Group anti-virus program, virus scanning software is installed on the majority of applicable platforms. This software is designed to detect and eradicate malicious code and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Altering or disabling this desktop scanning software is prohibited. Contact the Price Group Help Desk for assistance.

     Email. An email anti-virus gateway scans the content of inbound and outbound email for viruses. Infected email and attachments will be cleaned when possible and quarantined when not able to be cleaned. Updating of the email gateway anti-virus software and pattern files is done automatically.

     Portable and Remote Computers. Laptops and other computers that remotely access the Price Group network are also required to have the latest anti-virus software and pattern files. It is the responsibility of each user to ensure that his or her portable computer's anti-virus software is regularly updated. The Price Group Help Desk has instructions available. Contact the Price Group Help Desk to obtain further information.

     Downloading or Copying. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

                                      6-6

     Other Considerations. Users must log off the System each night. Unless the user logs off, virus software on each workstation cannot pick up the most current virus scanning downloads or the most current software updates for the user's system. Individuals must call the Price Group Help Desk when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail received to other staff until you have contacted the Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, violates United States law, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded for actual damages as well as statutory damages, which range from $750 to $30,000 per infringement, plus a potential of $150,000 per infringement for willful infringement. See the T. Rowe Price Group, Inc. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws for more information about this subject.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

     Acquisition and Installation of Software. Only Distributed Processing Support Group approved and installed software is authorized. Any software program that is to be used by Price Group personnel in connection with the business of the firm must be ordered through the Price Group Help Desk and installed by the Distributed Processing Support Group of TRPIT.

     Licensing. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

     Original CDs, Diskettes and Copies. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. You may not make additional copies of software or software manuals obtained through the firm.

     Recommendations, Upgrades, and Enhancements. All recommendations regarding computer hardware and software programs are to be forwarded to the Price Group Help Desk, which will coordinate upgrades and enhancements.

                                      6-7

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.


April, 2002


















                                      6-8

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

Purpose

To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("Statement") to:

     o Describe the legal principles governing prohibited anticompetitive activity in the conduct of Price Group's business; and

     o Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

The Basic United States Anticompetitive Activity Prohibition

Section 1 of the United States Sherman Antitrust Act (the "Act") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The agreed-upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

     o Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

     o Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

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

There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act

A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

Situations in Which Antitrust Issues May Arise

To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

     Trade Association Meetings and Activities. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

     Permissible Activities:

          o    Discussion of how to make the industry more competitive.

          o An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

          o    Collective action to petition government entities.

     Activities to be Avoided:

          o Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

               Exception: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

                                      7-2

          o Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

          o    Discussion of specific customers, markets, or territories.

          o Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "boycott").

     Investment-Related Discussions

          Permissible Activities: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

          Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

          Activities to be Avoided: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between Price Group and any other potential buyer.

               Example: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

          If you are present when anyone outside of Price Group suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

                                      7-3

     Benchmarking. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

          o Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

          o The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

          o All proposed benchmarking agreements must be reviewed by the Legal Department before the firm agrees to participate in such a survey.

     International Requirements. The United Kingdom and the European Union have requirements based on principles similar to those of United States law. If you have specific questions about United Kingdom or European Union requirements, you should contact the Legal Department.

April, 2002











                                      7-4

                            T. ROWE PRICE GROUP, INC.
                 STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY

INTRODUCTION

This Statement of Policies and Procedures on Privacy ("Statement") applies to T. Rowe Price Group, Inc. and its subsidiaries and affiliates, including its international operations. In addition, certain regulated T. Rowe Price companies (i.e., T. Rowe Price Associates, Inc., T. Rowe Price Advisory Services, Inc., the T. Rowe Price Insurance Agencies, T. Rowe Price Investment Services, Inc.,
T. Rowe Price Savings Bank, T. Rowe Price Trust Company and the Price Funds) offer financial products and services to consumers, and consequently, are required to deliver privacy notices under the Privacy Rules ("Regulation S-P") adopted by the United States Securities and Exchange Commission, as well as privacy regulations of the federal banking regulators, and applicable state law. It is Price Group's policy to:

     o Treat our customers' personal and financial information ("Nonpublic Customer Information") as confidential;

     o    Protect Nonpublic Customer Information; and

     o Not share this information with third parties unless necessary to process customer transactions, service customer accounts, or as otherwise permitted by law.

This Statement covers only United States requirements. International privacy regulation is beyond the scope of these procedures and if you conduct business internationally you should be aware of the applicable privacy regulations in the foreign jurisdiction where you conduct business.

INITIAL AND ANNUAL NOTICES OF THE T. ROWE PRICE PRIVACY POLICIES

As a means of informing our customers of T. Rowe Price's Privacy Policies, the firm has adopted a Privacy Policy Notice, which is provided to customers of the regulated T. Rowe Price companies.

The Privacy Policy Notice is included with or accompanies any account application or other material delivered to prospective customers that enables a customer to open an account. The Privacy Policy Notice shall also annually be enclosed with customer account statements, typically in April. Additionally, an internet website version of the Privacy Policy Notice is posted on Price Group's internet website (troweprice.com).

The Legal Department is responsible for any amendments required to be made to the Privacy Policy Notice. Retail Operations is responsible for the initial Privacy Policy Notice distribution to customers, the distribution to prospective customers, and the annual distribution of the Privacy Policy Notice to Price Fund shareholders, Brokerage customers, annuity customers and other retail customers. Other business units not covered by Retail Operations will be notified of their

                                      8-1
obligations to deliver the Privacy Policy Notice to customers in their respective business units.

EDUCATION OF INDIVIDUALS ABOUT PRIVACY POLICIES AND PROCEDURES

Every individual at T. Rowe Price should be aware of our Privacy Policies and Procedures and every individual bears responsibility to protect Nonpublic Customer Information.

Managers and supervisors shall ensure that our Privacy Policies and Procedures are reviewed with all new individuals at T. Rowe Price to ensure sensitivity to our Policies. Particular attention should be given to any temporary or part-time workers and consultants to ensure that they are educated to the critical importance of protecting confidential information. Managers and supervisors shall regularly review the operations of their business units to identify potential exposure for breaches of our Privacy Policies and communicate appropriate remedies to applicable individuals as an integral part of the continuing education of such individuals.

WHAT IS NONPUBLIC CUSTOMER INFORMATION?

Nonpublic Customer Information comprises virtually all the information that a customer supplies to T. Rowe Price as well as the information that T. Rowe Price otherwise obtains or generates in connection with providing financial products or services to that customer. Accordingly, the existence of the customer relationship (e.g., customer lists), the contents of any account application (including but not limited to the customer's name, address, social security number, occupation, beneficiary information and account number), the customer's account balance, securities holdings and the customer's transaction history would all be Nonpublic Customer Information that T. Rowe Price considers to be confidential.

METHODS BY WHICH WE PRESERVE CONFIDENTIALITY

Each Business Unit Head has responsibility with respect to his or her business unit to establish procedures whereby the confidentiality of Nonpublic Customer Information is preserved. Such procedures should address access to and safeguards for Nonpublic Customer Information based upon the business unit's operations, access to, and handling of such information. The procedures should address safeguards relating to administrative, technical, and physical access to Nonpublic Customer Information.

     Access to Information

        Nonpublic Customer Information can be used and stored in many forms (e.g., on paper, as computer records, and in conversations stored as voice recordings). All possible methods for conveying such information must be evaluated for the potential of inappropriate disclosure. Only authorized individuals, who are trained in the proper handling of Nonpublic Customer Information, are permitted to have access to such information. Additionally, managers and supervisors shall limit access to Nonpublic Customer Information to those individuals who need access to such information to support their respective job functions. Situations where excessive or inappropriate access to or exposure of Nonpublic Customer Information is identified should be remediated.

                                       8-2

     Computer Access

     Managers and supervisors of respective business units are responsible for making judgments and decisions with regard to the use of Nonpublic Customer Information including decisions as to who shall have computer access to such information.

     In general, managers and supervisors shall instruct Enterprise Security to restrict access to any system that maintains Nonpublic Customer Information to authorized individuals who need access to support their respective job functions. System access, or changes to such access, shall be submitted in the format directed by Enterprise Security and authorized by the appropriate business unit manager or supervisor. Managers and supervisors are also responsible for notifying Enterprise Security, in a timely manner, that an employee, consultant or temporary worker has left the firm so that access may be suspended. This is especially important for temporary staff who are contracted independent of Human Resources and/or one of the on-site temporary agencies. Managers and supervisors are hereby reminded of their obligations to prevent the use of "User IDs" of terminated employees, consultants and temporary workers to gain improper access to systems.

     In addition to system access, managers and supervisors shall review their operations to identify whether any application systems that maintain Nonpublic Customer Information should have an additional level of security, such as extra passwords. Managers and supervisors shall promptly communicate the need for additional levels of security to Enterprise Security.

     New Business and Systems Development

     All new business and systems application development that relates to or affects Nonpublic Customer Information must be developed with consideration to the firm's policies and procedures for safeguarding Nonpublic Customer Information. Business and systems development must be continuously reviewed for adherence to Nonpublic Customer Information protection and the prevention of unauthorized exposure of such information.

     Individuals at T. Rowe Price working on systems and processes dealing with Nonpublic Customer Information must evaluate the potential risks for breach of the confidentiality of Nonpublic Customer Information and implement safeguards that will provide reasonable protection of the privacy of such information. Please refer to the Statement of Policy with Respect to Computer Security and Related Issues in this Code for additional information on system requirements related to protection of Nonpublic Customer Information.

                                      8-3

     Safeguarding Nonpublic Customer Information

     To safeguard the interests of our customers and to respect the confidentiality of Nonpublic Customer Information, all individuals at T. Rowe Price shall take the following precautions:

     o Do not discuss Nonpublic Customer Information in public places such as elevators, hallways, lunchrooms or social gatherings;

     o To the extent practical, limit access to the areas of the firm where Nonpublic Customer Information could be observed or overheard to individuals with a business need for being in the area;

     o Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

     o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects or use aggregate data that is not personally identifiable to any customer;

     o Exercise care to avoid placing documents containing Nonpublic Customer Information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use (particular attention should be directed to securing the information outside of normal business hours to prevent misappropriation of the information); and

     o Destroy copies of confidential documents no longer needed for a project.

     Record Retention

     Under various federal and state laws and regulations, T. Rowe Price is required to produce, maintain and retain various records, documents and other written (including electronic) communications. All individuals at T. Rowe Price are responsible for adhering to the firm's record maintenance and retention policies.

     Managers and supervisors are responsible to see that all Nonpublic Customer Information maintained by their respective business units is retained in a secure location. Nonpublic Customer Information shall be secured so that access to the information is limited to those utilizing the information to support their respective job functions.

     Destruction of Records

     All individuals at T. Rowe Price must use care in disposing of any Nonpublic Customer Information. For example, confidential paper records that are to be discarded should be shredded or destroyed so that no personal information is discernable. If a significant

                                      8-4
     quantity of material is involved, Document Management should be contacted for instructions regarding proper disposal.

DEALINGS WITH THIRD PARTIES

Generally, T. Rowe Price will not disclose any Nonpublic Customer Information to any third parties unless necessary to process a transaction, service an account or as otherwise permitted by law. Accordingly, absent the explicit approval of the respective manager in the business unit, individuals shall not divulge any Nonpublic Customer Information to anyone outside of the firm. For example, individuals shall not supply a third party with anything showing actual customer information for the purpose of providing a "sample" (e.g., for software testing or problem resolution) without explicit manager approval. This prohibition also bars individuals at T. Rowe Price from disclosing to members of their immediate family Nonpublic Customer Information or the existence of client relationships.

At times, in an effort to obtain confidential information, third parties will assert that they are entitled to certain information pursuant to a subpoena or some other legal process or authority. Since there can be various issues which may affect the validity of such demands, no records or information concerning customers shall be disclosed unless specifically directed by the Legal Department. Any such demands for information should be promptly referred to the Legal Department.

RETENTION OF THIRD PARTY ORGANIZATIONS BY T. ROWE PRICE

Whenever we hire third party organizations to provide support services, we will require them to use our Nonpublic Customer Information only for the purposes for which they are retained and not to divulge or otherwise misuse that information. Therefore, it is imperative that in retaining such third parties, we have contractual representations from them to preserve the confidentiality of Nonpublic Customer Information and that we have adequate means to verify their compliance. Accordingly, no third party organizations shall be retained to deal with or have access to our Nonpublic Customer Information unless the Legal Department has determined that there are adequate contractual provisions in place. All contracts relating to the use of Nonpublic Customer Information shall be submitted to the Legal Department for review.

In the event a supervisor identifies a need to retain a temporary worker for work with access to Nonpublic Customer Information, the supervisor shall ensure that there are adequate safeguards established to protect confidentiality of our records. Additionally, if such temporary worker is being retained independent of the on-site temporary agencies utilized by Human Resources, the supervisor must contact the Legal Department to verify that there are adequate contractual safeguards relative to privacy. Furthermore, supervisors are responsible for identifying temporary workers, reporting their identity to Enterprise Security and to the Legal Department and seeing that such workers are familiar with the Code of Ethics, including the firm's Privacy Policies and Procedures.

                                      8-5

POTENTIAL BREACHES OF PRIVACY

In the event that any circumstances arise where a release of Nonpublic Customer Information to anyone not authorized to receive such information has or may have occurred, the individual identifying such possible breach shall immediately report the incident to his or her supervisor, who in turn will notify the respective Business Unit Head and the Director of Compliance of Price Group. The Business Unit Head will investigate the matter and instruct T. Rowe Price personnel on what actions, if any, should be taken to remedy any breach of our Privacy Policies.

INQUIRIES FROM CUSTOMERS ABOUT PRIVACY

In light of the growing concerns that many customers have regarding privacy of their financial records, it is anticipated that many customers will have questions. To assist customers, individuals at T. Rowe Price shall be familiar with how the Privacy Policy Notice can be accessed from the firm's intranet site under Corporate/Legal/Privacy Policies and Procedures. In the event customers have questions, they shall be referred to the T. Rowe Price Privacy Policy Notice. If customers have questions regarding the internet and privacy, such customers shall be referred to the T. Rowe Price (website) Privacy Policy Notice, which is available on the intranet site as well as the firm's internet website (troweprice.com). Individuals shall offer to mail to the customer a paper copy of the Privacy Policy Notice to an address specified by the customer, if desired.

In the event a customer has questions about our policy or procedures that the customer does not consider are addressed by the Privacy Policy Notice, the customer should be referred to the respective Business Unit Head or the Legal Department.

INTERNATIONAL REQUIREMENTS

The privacy policy for the firm's international business is posted on the TRP Global website (www.trowepriceglobal.com). Internationally based subsidiaries and affiliates must comply with the U.K. Data Protection Act as it applies to their activities. If you have any questions in this area, please contact the TRP International Compliance Team.

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                                      8-6